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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GENERAC HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GENERAC HOLDINGS INC.
S45 W29290 Hwy. 59
Waukesha, Wisconsin 53189

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 15, 2017

To our stockholders,

        Notice is hereby given that the 2017 annual meeting of stockholders of Generac Holdings Inc. will be held on Thursday, June 15, 2017, at 9:00 a.m. local time, at Generac corporate headquarters at S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189, for the following purposes:

  1.
  To elect the three nominees named herein as Class II directors;

  2.
  To approve the performance measures included in the 2010 Equity Incentive Plan ;

  3.
  To approve the Annual Performance Bonus Plan;

  4.
  To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017;

  5.
  To vote on an advisory, non-binding "say-on-pay" resolution to approve the compensation of our executive officers;

  6.
  To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

        Holders of record of our common stock at the close of business on April 17, 2017 are entitled to notice of, and to vote at, the annual meeting. Stockholders of record may vote their shares via telephone or over the Internet or, if a paper proxy card is requested, by signing, dating and mailing the proxy card in the envelope provided or by delivering any completed proxy card at the annual meeting. Stockholders of record may also vote in person at the annual meeting. Instructions regarding all methods of voting are contained on any Notice of Internet Availability of Proxy Materials or proxy card provided. If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions you receive from your record holder.

By Order of the Board of Directors, Aaron Jagdfeld President and Chief Executive Officer

April 28, 2017

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING PLEASE VOTE PROMPTLY BY TELEPHONE OR THE INTERNET, OR REQUEST A PROXY CARD TO COMPLETE, SIGN AND RETURN. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

GENERAC HOLDINGS INC.
S45 W29290 Hwy. 59
Waukesha, Wisconsin 53189

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
June 15, 2017

INFORMATION CONCERNING SOLICITATION AND VOTING

        The Board of Directors (the "Board of Directors" or "Board") of Generac Holdings Inc. ("Generac," "we," "us," "our," or the "Company,") is soliciting your proxy to be voted at the Annual Meeting of Stockholders to be held on Thursday, June 15, 2017, at 9:00 a.m. local time, at Generac corporate headquarters at S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189, and any postponement or adjournment thereof.

        In accordance with rules and regulations of the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we furnish proxy materials, which include this proxy statement and the accompanying proxy card, notice of meeting, and annual report to stockholders, to our stockholders over the Internet unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability. The Notice of Internet Availability was first mailed on or before May 4, 2017 to all stockholders of record as the record date for the annual meeting, which was the close of business on April 17, 2017.

Matters to be Considered

        At the meeting, stockholders will be asked to vote to elect the three nominees named herein as Class II directors, to approve the material terms of our performance measures under the Company's 2010 Equity Incentive Plan, as well as approve the Annual Performance Bonus Plan, both in accordance with Internal Revenue Code ("IRC") §162(m), to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm and to vote on an advisory, non-binding "say-on-pay" resolution to approve the compensation of our executive officers. See "PROPOSAL 1—ELECTION OF CLASS II DIRECTORS", "PROPOSAL 2—APPROVAL OF THE PERFORMANCE MEASURES INCLUDED IN THE 2010 EQUITY INCENTIVE PLAN", "PROPOSAL 3—APPROVAL OF THE ANNUAL PERFORMANCE BONUS PLAN", "PROPOSAL 4—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" and "PROPOSAL 5—ADVISORY VOTE ON EXECUTIVE COMPENSATION". The Board of Directors does not know of any matters to be brought before the meeting other than as set forth in the notice of meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

 Record Date; Stock Outstanding and Entitled to Vote

        Holders of common stock as of the record date are entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 62,837,861 shares of common stock outstanding and entitled to vote at the annual meeting, with each share entitled to one vote.

        If you are a stockholder of record, you will need to present the Notice of Internet Availability or proxy card that you received, together with a form of personal photo identification, in order to be admitted into the meeting. If you are the beneficial owner of shares held in "street name," you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee as of the close of business on April 17, 2017, along with a form of personal photo identification. Alternatively, you may contact the broker, bank or other nominee in whose name your shares of common stock are registered and obtain a legal proxy to bring to the meeting. Audio or visual recording of any portion of the annual meeting is not permitted. No cameras, recording equipment, large bags, briefcases or packages will be allowed in the meeting or adjacent areas. All other items may be subject to search.

Information About This Proxy Statement

        Why you received this proxy statement.    These materials have been made available to you on the internet or, upon your request, have been delivered to you in printed form, because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting and any postponement or adjournment thereof. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice of Internet Availability relating to these proxy materials or copy of these materials themselves. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent:

Computershare, Inc.
P.O. Box 43078
Providence, RI 02940-3078
United States of America

By Overnight Delivery:
Computershare Inc.
250 Royall Street
Canton, MA 02021
United States of America

Telephone: 1-800-942-5909
Fax: (312) 601-2312

        Householding.    The SEC's rules permit us to deliver a single Notice of Internet Availability or set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability or proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate Notice of Internet Availability or copy of the other proxy materials to any stockholder at the shared address to which a single copy of those documents was delivered. If you are a record holder and if you prefer to receive separate copies of the proxy materials, please contact

Raj Kanuru, Senior Vice President, General Counsel and Secretary, Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

Voting by and Revocation of Proxies

        Stockholders of record are requested to vote by proxy in one of the following ways:

  •
  By telephone—Use the toll-free telephone number shown on the Notice of Internet Availability or any proxy card you receive;

  •
  By internet—Visit the internet website indicated on the Notice of Internet Availability or any proxy card you receive and follow the on-screen instructions;

  •
  By mail—If you request a paper proxy card by telephone or internet, you may elect to vote by mail. If you elect to do so, you should date, sign and promptly return your proxy card by mail in the postage prepaid envelope which accompanied that proxy card; or

  •
  In person—You can deliver a completed proxy card at the meeting or vote in person.

        Voting instructions (including instructions for both telephonic and Internet proxies) are provided on the Notice of Internet Availability and on any proxy card you receive. The internet and telephone proxy procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders' instructions have been recorded properly. A control number, located on the Notice of Internet Availability or proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with electronic access, such as usage charges from internet access providers and telephone companies, must be borne by the stockholder. If you submit your proxy by Internet or telephone, it will not be necessary to return a proxy card for your vote to be counted.

        If a stockholder does not submit a proxy by the internet or by telephone or return a signed proxy card, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

        If instructions are not given and you do not indicate how your shares should be voted on a proposal, the shares represented by a properly completed proxy will be voted as the Board recommends. In addition, we reserve the right to exercise discretionary authority to vote proxies, in the manner determined by the Board in its sole discretion, on any matters brought before the 2017 annual meeting for which we did not receive adequate notice under the proxy rules promulgated by the SEC.

        Any proxy signed and returned by a stockholder or submitted by telephone or via the internet may be revoked at any time before it is exercised by giving written notice of revocation to the Company's Secretary at our address set forth herein, by executing and delivering a later-dated proxy (either in writing, by telephone or via the internet) or by voting in person at the meeting. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

        If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of internet and telephone proxies for these stockholders will depend on their voting procedures.

Quorum

        The presence at the annual meeting, in person or by proxy, of the holders of at least a majority of the number of shares of common stock issued and outstanding and entitled to vote as of the record date, is required to constitute a quorum to transact business at the annual meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

Required Votes

        Election of Nominees named herein as Class II Directors.    Proposal 1. Under our Amended and Restated Bylaws (the "Bylaws"), the affirmative vote of the holders of a plurality of shares of common stock voting on this matter at the annual meeting is required to elect each nominee named herein as a director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Accordingly, shares not voted (because of abstention, broker non vote or otherwise) will have no effect on the outcome of the election of Directors. Notwithstanding the foregoing, if a nominee for Director receives more "withheld" or "against" votes for his or her election than votes "for" his or her election in an uncontested election at a meeting of stockholders, the Director shall, in accordance with and subject to our Corporate Governance Guidelines and Principles, promptly tender his or her resignation to the Board.

        Approval of the performance measures included in the 2010 Equity Incentive Plan.    Proposal 2, relating to the approval of the material terms of officer performance measures included in the 2010 Equity Incentive Plan, will be approved if it receives the affirmative vote of the holders of a majority of the shares of common stock represented at the annual meeting and entitled to vote. Accordingly, shares not voted (because of abstention, broker non-vote, or otherwise) will have the effect of a vote "against" approval of the resolution.

        Approval of the Annual Performance Bonus Plan.    Proposal 3, relating to the approval of the Annual Performance Bonus Plan, will be approved if it receives the affirmative vote of the holders of a majority of the shares of common stock represented at the annual meeting and entitled to vote. Accordingly, shares not voted (because of abstention, broker non-vote, or otherwise) will have the effect of a vote "against" approval of the resolution.

        Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.    Proposal 4, relating to the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2017, will be approved if it receives the affirmative vote of the holders of a majority of the shares of common stock represented at the annual meeting and entitled to vote. Accordingly, shares not voted (because of abstention, broker non-vote, or otherwise) will have the effect of a vote "against" approval of the resolution.

        Approval of Non-Binding "Say-on-Pay" Resolution Regarding Executive Compensation.    Proposal 5, relating to the non-binding resolution to approve our executive compensation, will be approved if it receives the affirmative vote of the holders of a majority of the shares of common stock represented at the annual meeting and entitled to vote. Accordingly, shares not voted (because of abstention, broker non-vote, or otherwise) will have the effect of a vote "against" approval of the resolution.

        Other Matters.    If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Shares Held by Brokers

        If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the annual meeting. If you do not provide voting instructions on a non-discretionary item, including the election of the nominees named herein as directors, the shares will be treated as "broker non-votes."

We believe that the ratification of the appointment of Deloitte & Touche LLP (Proposal 4) is a routine matter on which brokers will be permitted to vote any unvoted shares in their discretion. We believe that election of the three nominees named herein as Class II directors (Proposal 1), approval of material terms of officer performance measures included in the 2010 Equity Incentive Plan (Proposal 2), approval of the Annual Performance Bonus Plan (Proposal 3) and the advisory, non-binding "say on pay" resolution (Proposal 5) are non-routine matters on which brokers will not be permitted to vote any unvoted shares. "Broker non-votes" will be included in determining the presence of a quorum at the annual meeting but will have no effect on the outcome of Proposal 1 (election of the three nominees named herein as Class II directors), but will have the effect of votes "against" the approval of Proposals 2, 3 and 5.

Proxy Solicitation

        We will bear the costs of solicitation of proxies for the annual meeting, including preparation, assembly, printing and mailing of the Notice of Internet Availability, this proxy statement, the annual report, any proxy card and any additional information furnished to stockholders. Copies of our proxy statement will be furnished, upon request, to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation material to such beneficial owners. In addition, under the terms of our engagement with Computershare Trust Company, N.A. ("Computershare") as transfer agent for the Company, Computershare provides services in connection with our annual meeting. The anticipated total cost of such engagement is $14,000, of which a small portion of such cost relates to services provided in connection with our annual meeting. Solicitation of proxies by mail may be supplemented by telephone, email or personal solicitation by Computershare or by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Independent Registered Public Accounting Firm

        A representative of Deloitte & Touche LLP, our independent accounting firm for the year ending December 31, 2016, will attend the annual meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Annual Report and Company Information

        Our Annual Report to Stockholders, which contains consolidated financial statements for the year ended December 31, 2016, is being furnished to stockholders concurrently herewith. You also may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2016 that was filed with the SEC, without charge, by writing to Generac Holdings Inc., Attn: Investor Relations, S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189. These materials will also be available without charge at "Investor Relations" on our website at www.generac.com.

PROPOSAL 1—ELECTION OF CLASS II DIRECTORS

        Our Third Amended and Restated Certificate of Incorporation provides that our Board of Directors is divided into three classes, as nearly equal in number as possible, with each class serving a consecutive three-year term. The term of the current Class II Directors will expire on the date of the 2017 annual meeting, subject to the election and qualification of their respective successors.

        In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board of Directors, including integrity, objectivity, sound judgment, leadership and diversity of experience (for example, in relation to finance and accounting, strategy, risk, technical expertise, policy-making, etc.). The following biographies describe the business experience of each director. Following the biographical information for each director below, we have listed qualifications that, in addition to those discussed above, the Board of Directors considered in determining whether to recommend the director be nominated for reelection.

        The nominees for election as Class II Directors at the 2017 annual meeting are described below. The Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors has nominated each of the candidates for election. If elected, each of the nominees is expected to serve for a three-year term expiring at the annual meeting of stockholders of the Company in 2020 and until their respective successors have been elected and qualified. The Board of Directors expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors may nominate.

        The Board of Directors recommends a vote FOR the Company's nominees for Class II Directors.

Nominees for Election

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class II Directors
Todd A. Adams

46, has served as a director of Generac since October 2013. He has served as our Lead Director since February 2016. Mr. Adams serves as President, Chief Executive Officer and as a Director of Rexnord Corporation, an industrial company. He became its President and Chief Executive Officer in September 2009 and became a director in October 2009. Mr. Adams joined Rexnord Corp. in 2004 as Vice President, Treasurer and Controller. He also served as Senior Vice President and Chief Financial Officer of Rexnord Corporation from April 2008 to September 2009 and as President of its Water Management platform in 2009. Prior to joining Rexnord Corporation, Mr. Adams held various positions at The Boeing Company, APW Ltd. and Applied Power Inc. (currently Actuant Corporation). Mr. Adams earned his Bachelor of Business Administration in Finance from Eastern Illinois University. He currently serves as a director of Badger Meter, Inc.

Mr. Adams brings to Generac extensive management and leadership experience gained in such senior roles as Chief Executive Officer and Chief Financial Officer for a multi-national public company.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Bennett Morgan

53, has served as a director of Generac since October 2013. Mr. Morgan, who retired from Polaris Industries, Inc. in May 2016, was President and Chief Operating Officer of Polaris Industries, Inc., from 2005 to 2016. Mr. Morgan served as Vice President and General Manager of the ATV Division of Polaris Industries, Inc. from May 2001 until his appointment as President and Chief Operating Officer. Mr. Morgan joined Polaris Industries, Inc. in 1987 and spent the next ten years in various marketing, product development and operations responsibilities. Mr. Morgan earned his Bachelor of Science from St John's University, Collegeville, MN and his Master of Business Administration from the Carlson School of Management, University of Minnesota.

Mr. Morgan brings to Generac extensive leadership skills, and over 25 years of expertise in international consumer durables products, dealer distribution, and product development and innovation in such senior roles as President and Chief Operating Officer.

Dominick Zarcone

59, has served as a director of Generac since January 2017. In March 2017, Mr. Zarcone was appointed the incoming President and Chief Executive Officer of LKQ Corporation, to be effective in May 2017. In addition, Mr. Zarcone was nominated to join the LKQ Board of Directors upon his election at LKQ's annual stockholder meeting in May 2017. Mr. Zarcone joined LKQ in 2015 as its Executive Vice President and Chief Financial Officer. Prior to joining LKQ, he was the Managing Director and the Chief Financial Officer of Baird Financial Group, a capital markets and wealth management company, and certain of its affiliates from April 2011 to March 2015. He also served from April 2011 to March 2015 as Treasurer of Baird Funds, Inc., a family of fixed income and equity mutual funds managed by Robert W. Baird & Co. Incorporated, a registered broker/dealer. From February 1995 to April 2011, Mr. Zarcone was a Managing Director of the Investment Banking department of Robert W. Baird & Co. Incorporated. From February 1986 to February 1995, he was with the investment banking company Kidder, Peabody & Co., Incorporated, most recently as Senior Vice President of Investment Banking.

Mr. Zarcone brings to Generac extensive management and leadership experience gained in such senior roles as Chief Financial Officer for a multi-national public company and over 25 years of expertise in investment banking and capital markets.

Other Members of the Board of Directors

        Including the nominees, the Board of Directors currently consists of ten (10) directors, each of whom, other than the nominees, is described below. The terms of the Class III Directors expire at the 2018 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors. The terms of the Class I Directors expire at the 2019 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class III Directors
Robert D. Dixon

57, has served as a director of Generac since March 2012. Mr. Dixon was previously Chief Executive Officer and Chairman of Natural Systems Utilities LLC, a distributed water infrastructure company, from November 2014 until June 2016. From October 2012 until March 2014, Mr. Dixon served as Chief Executive Officer of Seven Seas Water Corporation, an international services corporation. Previously, Mr. Dixon was Senior Vice President & General Manager at Air Products and Chemicals, Inc. ("Air Products") from 2007 to 2011. From 2003 to 2006, while based in Singapore, he was President of Air Products Asia Inc. Mr. Dixon served as the Vice President for the Structured Business Division of Air Products from 2001 to 2003. From 1989 to 2000, Mr. Dixon held various senior management positions within Air Products, including Vice President, Finance, for a joint venture with Mitsubishi Heavy Industries, Group Controller and General Manager. Prior to joining Air Products in 1983, Mr. Dixon earned a Master of Business Administration from the Pennsylvania State University and a Bachelor of Business Administration from Miami University. He also attended the Advanced Management Program at INSEAD in Fontainebleau, France.

Mr. Dixon has over 30 years of global management, operations and finance experience.
David A. Ramon

61, has served as a director of Generac since April 2010. Mr. Ramon has more than 30 years of broad management, operations and investment experience with both established and emerging companies. Since June 2014, Mr. Ramon has served as Executive Chairman and Acting Chief Executive Officer of Diversified Maintenance, a specialized cleaning and maintenance services corporation. He co-founded Vaduz Partners in 1998, a private investment firm for which he continues to serve as a Managing Partner. From 2000 through 2007, Mr. Ramon was also President, Chief Executive Officer, and director of USA.NET, Inc. From 1997 to 1998, he was President of the Coleman Outdoor Recreation Group. From 1993 to 1997, Mr. Ramon held various senior management positions including President and Chief Operating Officer of New World Television, Inc. and director of New World Communications Group, Inc. From 1982 to 1994, Mr. Ramon served as the Executive Vice President and Chief Financial Officer of Gillett Holdings, Inc. Prior to 1982, Mr. Ramon was employed by Arthur Young & Company and earned a Bachelor of Business Administration degree in accounting from the University of Wisconsin.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Mr. Ramon has leadership and financial experience, including as Chief Executive Officer, Chief Operating Officer, President and Chief Financial Officer of a number of private and public companies.
William Jenkins

51, has served as a director of Generac since March 2017. Mr. Jenkins currently serves as President, Chief Executive Officer and board member of Barracuda Networks, a publicly-traded network technology company. From April 1998 to November 2012, Mr. Jenkins served in various roles, including president of the Backup Recovery Systems division, at EMC Corporation, an information infrastructure company. He also currently serves on the board of directors of Nimble Storage, Inc., a flash storage solutions company. Mr. Jenkins holds a B.S. degree in general engineering from the University of Illinois and an M.B.A. degree from Harvard Business School.

Mr. Jenkins brings to Generac extensive management and leadership experience gained in such senior roles as Chief Executive Officer for a public technology company.
Kathryn Roedel

56, has served as a director of Generac since December 2016. Ms. Roedel currently serves as a corporate director for The Jones Family of Companies, a private, family-owned manufacturer serving the mattress and janitorial industries, and as an advisory board member to BrainHealth Technologies, an early stage technology company. From 2005 to 2016, Ms. Roedel served in various leadership roles at Select Comfort Corporation, including Executive Vice President and Chief Services and Fulfillment Officer (2011-2016), EVP Product and Service (2008-2011) and Senior Vice President, Global Supply Chain (2005-2008). Prior to her tenure at Select Comfort, Ms. Roedel held VP and General Management positions within two divisions of General Electric Company (1983-2005). At GE Healthcare (1998-2005), she held various leadership roles, including Global Supply Chain Strategy (2003-2005), General Manager, Global Quality and Six Sigma (2000-2002), Vice President Technical Operations and Director/Vice President of Quality Programs for GE Clinical Services, a division of GE Healthcare (1998-2000). Ms. Roedel held various leadership roles in Sourcing, Engineering and Manufacturing at GE Information Services (1994-1998) and at GE Healthcare (1983-1994). Ms. Roedel graduated with a B.S., Mechanical Engineering from Michigan State University.

Ms. Roedel has over 30 years of extensive global general management, operations, supply chain and services experience.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class I Directors
John D. Bowlin

66, has served as a director of Generac since December 2006. Mr. Bowlin served as a consultant to CCMP Capital Advisors, LLC ("CCMP") from January 2008 through December 2011. Mr. Bowlin previously served as President and Chief Executive Officer of Miller Brewing Company from 1999 until 2003. From 1985 until 2002, Mr. Bowlin was employed by Philip Morris Companies, Inc., in various leadership capacities, including President, Kraft International, Inc. (1996-1999), President and Chief Operating Officer, Kraft Foods North America (1994-1996), President and Chief Operating Officer, Miller Brewing Company (1993-1994), and President, Oscar Mayer Food Corporation (1991-1993). He currently serves as the Non-Executive Chairman of the Vitamin Shoppe, Inc. He previously served as a director of the Schwan Food Company, a director of Quiznos and a director and Non-Executive Chairman of Spectrum Brands and the Pliant Corporation. Mr. Bowlin holds a Bachelor of Business Administration from Georgetown University and a Master of Business Administration from Columbia University.

Mr. Bowlin has extensive leadership skills and operations experience in senior positions, including as Chairman, Chief Executive Officer and Chief Operating Officer for a number of private companies and divisions of public companies.

Aaron P. Jagdfeld President and Chief Executive Officer

45, has served as our President and Chief Executive Officer since September 2008 and as a director since November 2006. Mr. Jagdfeld has served as our Executive Chairman since February 2016. Prior to becoming President and Chief Executive Officer, Mr. Jagdfeld worked for Generac for 15 years. He began his career in the Finance Department in 1994 and became our Chief Financial Officer in 2002. In 2007, he was appointed president and was responsible for sales, marketing, engineering and product development. Prior to joining Generac, Mr. Jagdfeld worked in the audit practice of the Milwaukee, Wisconsin office of Deloitte & Touche. Mr. Jagdfeld holds a Bachelor of Business Administration in Accounting from the University of Wisconsin-Whitewater. Mr. Jagdfeld also currently serves as a director of The Hillman Group.

As the Chief Executive Officer and the only management representative on the Board, Mr. Jagdfeld provides valuable insight to the Board into the day-to-day business issues facing the Company. Since joining the Company, he has played a pivotal role in navigating the Company through our initial public offering, significant business growth, a number of acquisitions and our international expansion. Mr. Jagdfeld has extensive finance and operational experience and has high-level leadership experience within the Company.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Andrew G. Lampereur

54, has served as a director of the Company since March 2014. Mr. Lampereur previously served as Executive Vice President and Chief Financial Officer of Actuant Corporation, a global diversified company, from August 2000 until December 2016. Mr. Lampereur joined Actuant in 1993 as Corporate Controller progressing to Vice President Finance of Gardner Bender, a subsidiary of Actuant, in 1996, Vice President and General Manager-Distribution of Gardner Bender in 1998, Applied Power (currently known as Actuant) Business Development Leader in 1999, and most recently, Chief Financial Officer. Prior to 1993, Mr. Lampereur held various financial positions with Fruehauf Trailer Corporation, Terex Corporation, and Price Waterhouse. Mr. Lampereur graduated with a Bachelor of Business Administration from St. Norbert College. He is also a Certified Public Accountant. During the past five years, he previously served on the board of directors of Robbins & Myers.

Mr. Lampereur contributes over 25 years of senior-level financial experience in a variety of businesses complementary to Generac, including as a chief financial officer and director of a multi-national public company.

CORPORATE GOVERNANCE

Board of Directors Independence Standards for Directors

        Pursuant to our Corporate Governance Policy, a copy of which is available on our website at www.generac.com, the Board of Directors is required to affirmatively determine whether our directors are independent under the listing standards of the New York Stock Exchange ("NYSE"), the principal exchange on which our common stock is traded.

        During its annual review of director independence, the Board of Directors considers all information it deems relevant, including without limitation, any transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board of Directors also considers the recommendations of the Nominating and Corporate Governance Committee, which conducts a separate independence assessment of all directors as part of its nomination process for the Board of Directors and its respective committees. The purpose of this review is to determine whether any such relationship or transaction is considered a "material relationship" that would be inconsistent with a determination that a director is independent. The Board of Directors has not adopted any "categorical standards" for assessing independence, preferring instead to consider all relevant facts and circumstances in making an independence determination including, without limitation, applicable independence standards promulgated by the NYSE.

        As a result of this review, the Board of Directors affirmatively determined that John Bowlin, Robert Dixon, David Ramon, Kathryn Roedel, Bennett Morgan, Todd Adams, Andrew Lampereur, Dominick Zarcone and William Jenkins are independent directors under the applicable rules of the NYSE.

Committees of the Board of Directors

        Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board of Directors has adopted charters for each of its standing committees. Copies of our committee charters are posted on our website at www.generac.com.

Audit Committee

        The members of the Audit Committee are Andrew Lampereur (Chair), David Ramon, Robert Dixon and Dominick Zarcone(1). The Board has determined that each of Messrs. Lampereur, Ramon and Zarcone is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K, and the Board is satisfied that all members of our Audit Committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the audit committee. Each of the members of the Audit Committee meets the definition of "independent director" for purposes of serving on an audit committee under applicable SEC and NYSE rules.

        The Audit Committee, among other things, assists the Board of Directors in fulfilling its responsibility relating to (a) the integrity of our financial statements, (b) our systems of internal controls and disclosure controls and procedures, (c) our compliance with applicable law and ethics programs, (d) the annual independent audit of our financial statements and (e) the evaluation of financial and enterprise risks. In connection with its review of the Company's financial statements, the Audit Committee receives reports from the Company's Chief Financial Officer and the Company's independent registered public accounting firm regarding significant risks and exposures and assesses management's steps to minimize them. The Audit Committee also reviews material legal and regulatory matters and compliance with significant applicable legal, ethical and regulatory requirements, and receives reports from the Company's management relating to these matters.

(1)
Mr. Zarcone joined the Audit Committee in January 2017.

        In discharging its duties, the Audit Committee has the sole authority to select, retain, oversee and terminate, if necessary, the independent registered public accounting firm, review and approve the scope of the annual audit, review and pre-approve the engagement of our independent registered public accounting firm to perform audit and non-audit services, meet independently with our independent registered public accounting firm and senior management, review the integrity of our financial reporting process and review our financial statements and disclosures and certain SEC filings and financial press releases.

        The Audit Committee formally met ten (10) times in 2016, and members of the Audit Committee also met informally among themselves, with management and with other members of the Board from time to time. Decisions regarding audit-related matters were approved by our Board after taking into account the recommendations of the Audit Committee and its members. The Audit Committee maintains a committee charter and meets with our independent registered public accounting firm without management present on a regular basis.

Compensation Committee

        The members of the Compensation Committee are Bennett Morgan (Chair), Todd Adams, John Bowlin and William Jenkins(2). All members of the Compensation Committee meet all applicable independent standards under the NYSE corporate governance standards and applicable SEC and IRS rules.

        The Compensation Committee plays an integral role in the Company's processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee determines the compensation policies and individual compensation decisions for our executive officers, and ensures that these policies and decisions are consistent with overall corporate performance. The Compensation Committee, in conjunction with the Nominating and Corporate Governance Committee, reviews the form and amount of director compensation and makes recommendations to the Board related thereto. The Compensation Committee has the authority to approve all stock option grants and other equity awards to our employees, directors and executive officers. The Compensation Committee also reviews and recommends to the Board of Directors the target annual incentive pool, the annual performance objectives for participants, and actual payouts to participants, including the executive officers. In setting compensation, the Compensation Committee works with its independent compensation consultant and management to create incentives that encourage an appropriate level of risk-taking that is consistent with the Company's business strategy and maximization of stockholder value.

        The Compensation Committee has sole decision-making authority with respect to all compensation decisions for our executive officers, including annual incentive plan awards and grants of equity awards subject to further action of the Board as the Board shall determine. The Compensation Committee is responsible for finalizing and approving the performance objectives relevant to the compensation of our CEO and other executive officers. The Compensation Committee is responsible for finalizing and approving the performance objectives relevant to the compensation of our CEO and other executive officers.

        The Compensation Committee's recommendations are developed with input from our CEO and, where appropriate, other senior executives. The Compensation Committee reviews management recommendations and input from compensation consultants, along with other sources of data when formulating its independent recommendations to the Board of Directors. A discussion and analysis of the Company's compensation decisions regarding the executive officers named in the Summary Compensation Table appears in this proxy statement under the heading "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis."

(2)
Mr. Jenkins joined the Compensation Committee in March 2017.

        To assist it in performing its duties, the Compensation Committee has the authority to engage outside consulting firms. The Compensation Committee engaged Willis Towers Watson & Co. ("Towers Watson") as its independent compensation consultant effective September 2014. In its capacity as outside and independent compensation consultants, Towers Watson reports directly to the Compensation Committee.

        The Compensation Committee has sole authority to replace compensation consultants retained from time to time, and to hire additional Compensation Committee consultants at any time. Representatives from outside consulting firms engaged by the Compensation Committee attend meetings of the Compensation Committee, as requested, and communicate with the Chairman of the Compensation Committee between meetings; however, the Compensation Committee is responsible for making recommendations to the Board of Directors regarding the compensation of our executive officers, and the Board of Directors has sole and ultimate decision-making authority in this regard.

        The Compensation Committee assessed the independence of Towers Watson pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Towers Watson from independently advising the Compensation Committee.

        The Compensation Committee reviews and discusses with management proposed Compensation Discussion and Analysis disclosures and determines whether to recommend the Compensation Discussion and Analysis to the Board of Directors for inclusion in the Company's proxy statement and annual report. The recommendation is described in the Compensation Committee Report included in this proxy statement.

        The Compensation Committee formally met five (5) times in 2016, and members of the Compensation Committee also met informally among themselves, with management and with other members of the Board and Towers Watson from time to time. Decisions regarding executive compensation were approved by our Board after taking into account the recommendations of the Compensation Committee and its members.

Nominating and Corporate Governance Committee

        The members of the Nominating and Corporate Governance Committee are Robert Dixon (Chair), Bennett Morgan and Kathryn Roedel(3). The Nominating and Corporate Governance Committee consists of all independent directors within the meaning of the NYSE corporate governance standards and applicable SEC rules.

        The Nominating and Corporate Governance Committee (a) identifies candidates to serve as directors and on committees of the Board of Directors, (b) develops, recommends and reviews our corporate governance guidelines on a regular basis, and (c) assists the Board of Directors in its annual review of the Board of Directors' performance. The Nominating and Corporate Governance Committee also undertakes such other tasks delegated to the committee by the Board of Directors.

        The Nominating and Corporate Governance Committee formally met five (5) times in 2016, but members of the Nominating and Corporate Governance Committee met informally among themselves, with management and other members of the Board from time to time. Decisions regarding board nominations and corporate governance-related matters were approved by our Board after taking into account the recommendations of the Nominating and Corporate Governance members.

(3)
Ms. Roedel joined the Nominating and Corporate Governance Committee in December 2016.

 Criteria for Director Nominees

        In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board of Directors, including integrity, objectivity, sound judgment, leadership and diversity of experience (for example, in relation to finance and accounting, international operations, strategy, risk, technical expertise, policy-making, etc.). Annually, the Nominating and Corporate Governance Committee assesses the composition of the Board of Directors, including the Committee's effectiveness in balancing the above considerations.

        Other than the foregoing, there are no minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to, and a potential or incumbent director will not necessarily satisfy all of, the foregoing criteria and in evaluating a candidate does not distinguish on the basis of whether the candidate was recommended by a stockholder. Accordingly, the Nominating and Corporate Governance Committee does not have a formal diversity policy but considers diversity of experience, as noted above, as a component of evaluating the composition of the Board of Directors in connection with the annual nomination process.

Process for Identifying and Evaluating Director Nominees

        The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee based on the criteria listed above. Current members of the Nominating and Corporate Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate Governance Committee. Executive search firms may also be retained to identify qualified individuals.

Stockholder Nominations

        Our Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company's annual meeting of stockholders. To make a nomination for election to the Board of Directors, a stockholder must submit his or her nomination by providing the person's name and appropriate background and biographical information by writing to the Nominating and Corporate Governance Committee at Generac Holdings Inc., Attn: Raj Kanuru, Senior Vice President, General Counsel and Secretary, S45 W29290 Hwy 59, Waukesha, Wisconsin 53189. A stockholder's nomination must be received by the Company's Secretary (i) no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the previous year's annual meeting of stockholders, (ii) in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company, or (iii) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. A stockholder nomination must be accompanied by the information required by the Bylaws with respect to a stockholder director nominee.

        We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company. See "PROPOSALS BY STOCKHOLDERS" for the deadline for nominating persons for election as directors at our 2018 annual meeting of stockholders.

Board of Directors Role in Risk Oversight

        Our Board and management continually monitor the material risks facing our Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. Management regularly reports to the Board on its activities in monitoring and mitigating such risks. Overall responsibility for risk oversight rests with our Board. In addition, the Board may delegate risk oversight responsibility to a particular committee in situations in which the risk falls within the committee's area of focus or expertise. Our Board believes that for certain areas of risk, our Company is better served by having the initial risk evaluation and risk monitoring undertaken by a subset of the entire Board that is more focused on the issues pertaining to the particular risk. For instance, our Compensation Committee assists the Board in evaluating risks relating to our compensation policies and procedures. Also, our Audit Committee assists the Board in fulfilling the Board's oversight responsibility relating to the evaluation of financial and enterprise risks. As it deems necessary, the respective committee to which oversight and monitoring of a particular risk has been assigned reports on risk exposures and mitigation strategies with respect to such risk to the entire Board.

Board of Directors Leadership Structure

        The Board elected Aaron Jagdfeld as Chairman of the Board in February 2016. Mr. Jagdfeld has served as a director of the Company since 2006 and is the Company's President and Chief Executive Officer. Following the election of Mr. Jagdfeld, the Board elected Todd Adams as Lead Director in February 2016. The Lead Director has broad responsibility and authority, including to:

  •
  Review the agendas for and preside over meetings of the independent directors.

  •
  Preside at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent Directors.

  •
  Call meetings of the independent Directors.

  •
  Serve as the principal liaison between the Chairman and the independent Directors.

  •
  Consult with the Chairman regarding:

  •
  Information sent to the Board of Directors, including the quality, quantity, appropriateness and timeliness of such information.

  •
  Meeting agendas for the Board of Directors.

  •
  The frequency of Board of Directors meetings and meeting schedules, assuring there is sufficient time for discussion of all agenda items.

  •
  Be available, when appropriate, for consultation and direct communication with stockholders.

  •
  Select, retain and consult with outside counsel and other advisors as the Lead Director deems appropriate.

        Periodically, our Board assesses these roles and the board leadership structure to ensure the interests of the Company and its stockholders are best served. Our Board has determined that its current structure, with a combined Chairman and CEO role and an independent Lead Director is in the best interests of the Company and its stockholders at this time based on a number of factors, including:

  •
  A combined Chairman and CEO structure provides the Company with decisive and effective leadership with clearer accountability to our stockholders and customers.

  •
  The combined role is both counterbalanced and enhanced by the effective oversight and independence of our Board of Directors, and the independent leadership provided by our Lead Director and independent committee chairs.

  •
  The Board believes that the appointment of a strong independent Lead Director and the use of regular executive sessions of the non-management Directors, along with the Board's strong committee system and all Directors being independent except for Mr. Jagdfeld, allow it to maintain effective oversight of management.

        Stockholders and other parties interested in communicating directly with Mr. Adams as Lead Director may do so by writing to Mr. Adams, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

Attendance at Meetings

        It is our policy that each director is expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, Board of Directors and committees of which he or she is a member.

        In 2016, the Board of Directors held six (6) meetings (including regularly scheduled and special meetings) and took action by unanimous written consent from time to time. All incumbent directors attended at least 75% of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).

Stockholder Communications with the Board of Directors

        Stockholders and other parties interested in communicating directly with the Board of Directors, whether individually or as a group, may do so by writing to the Board of Directors, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189. The Secretary will review all correspondence and regularly forward to the Board of Directors all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that the Secretary otherwise determines requires attention. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee. We have adopted a Whistleblower Policy, which establishes procedures for submitting these types of concerns, either personally or anonymously through a toll free telephone "hotline" or web transmission operated by an independent party. Our Whistleblower Policy can be found on the Company's website at www.generac.com.

        Stockholders and other parties interested in communicating directly with Andrew Lampereur, as Chairman of the Audit Committee, may do so by writing to Mr. Andrew Lampereur, Chairman, Audit Committee, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

 Code of Ethics and Business Conduct

        We have adopted a Code of Ethics and Business Conduct (the "Code"), that applies to all of our directors, officers and employees, including our principal executive officer and principal financial accounting officer. In addition, we have adopted a Supplemental Code of Ethics and Conduct (the "Supplement") that applies to all of our directors and executive officers, including our principal executive officer and principal financial accounting officer. The Code and Supplement are both posted on our website at www.generac.com. Any amendments to, or waivers under, our Code or Supplement which are required to be disclosed by the rules promulgated by the SEC will be disclosed on the Company's website at www.generac.com.

Corporate Governance Guidelines and Principles

        We have adopted Corporate Governance Guidelines and Principles. These guidelines outline the role of our Board of Directors, the composition and operating principles of our Board of Directors and its committees and our Board of Directors' working process. Our Corporate Governance Guidelines and Principles are posted on our website at www.generac.com.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of the common stock of the Company, to file with the Securities and Exchange Commission reports of ownership of company securities and changes in reported ownership. Officers, directors, and greater than ten percent stockholders, are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2016 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with, with the exception of a Form 5 reporting a transaction which was inadvertently filed late by each of Messrs. Morgan and Adams on November 9, 2016.

Compensation Committee Interlocks and Insider Participation

        For 2016, the members of our Compensation Committee were Messrs. Todd Adams, Bennett Morgan, Tim Walsh(4) and John Bowlin. No member of the Compensation Committee was, during 2016 or previously, an officer or employee of Generac or its subsidiaries. In addition, during 2016, there were no Compensation Committee interlocks required to be disclosed.

(4)
Mr. Walsh chose not to stand for reelection in June 2016.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

        The following table shows information regarding the beneficial ownership of our common stock as of April 17, 2017 by:

  •
  each person or group who is known to own beneficially more than five percent of our common stock;

  •
  each member of our Board of Directors, each nominee for election as a director, and each of our named executive officers; and

  •
  all members of our Board of Directors and our executive officers as a group.

        Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

        Unless otherwise indicated, the address for each holder listed below is c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

Name and address of beneficial owner	Number of Shares	Percentage of Shares
Principal stockholders
EdgePoint Investment Group Inc.(1)	7,806,566	12.4%
Capital Research Global Investors(2)	4,993,877	7.9%
The Vanguard Group(3)	4,984,386	7.9%
BlackRock, Inc.(4)	4,323,723	6.9%
Directors and Named Executive Officers(5)
Aaron Jagdfeld	1,275,950	2.0%
York Ragen	245,679	0.4%
Russell Minick	59,699	0.1%
Patrick Forsythe	37,924	0.1%
Roger Pascavis	142,601	0.2%
John Bowlin	76,322	0.1%
David Ramon	24,155	*
Todd Adams	11,843	*
Robert Dixon	8,828	*
Bennett Morgan	8,542	*
Andrew Lampereur	6,668	*
Kathryn Roedel	0	*
Dominick Zarcone	0	*
William Jenkins	0	*
All members of the Board of Directors and executive officers as a group (15 persons)	1,906,750	3.0%

*
Less than 0.1%

(1)
Based on information obtained from Amendment No. 2 to Schedule 13G filed by EdgePoint Investment Group Inc. ("EdgePoint") on February 14, 2017. According to that report, EdgePoint possesses shared power to vote or to direct the voting of 7,806,556 of such shares and possesses shared power to dispose or to direct the disposition of 7,806,566 of such shares. In addition, according to that report, EdgePoint's business address is 150 Bloor Street West, Suite 500, Toronto, Ontario M5S 2X9, Canada.

(2)
Based on information obtained from Amendment No. 1 to Schedule 13G filed by Capital Research Global Investors ("Capital") on February 13, 2017. According to that report, Capital possesses sole power to vote or to direct the voting of 4,993,877 of such shares and possesses sole power to dispose or to direct the disposition of 4,993,877 of such shares. In addition, according to that report, Capital's business address is 333 South Hope Street, Los Angeles, CA 90071.

(3)
Based on information obtained from Amendment No. 3 to Schedule 13G filed by The Vanguard Group ("Vanguard") on February 13, 2017. According to that report, Vanguard possesses shared power to vote or to direct the voting of 7,901 of such shares and possesses shared power to dispose or to direct the disposition of 133,982 of such shares and possesses sole power to vote or to direct the voting of 128,418 of such shares and possesses sole power to dispose or to direct the disposition of 4,850,404 of such shares. In addition, according to that report, Vanguard's business address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)
Based on information obtained from Amendment No. 2 to Schedule 13G filed by Blackrock, Inc. on January 24, 2017. According to that report, Blackrock, Inc. possesses sole power to vote or to direct the voting of 4,175,311 of such shares and possesses sole power to dispose or to direct the disposition of 4,323,723 of such shares. In addition, according to that report, Blackrock, Inc.'s business address is 55 East 52nd Street, New York, New York 10022.

(5)
With respect to Messrs. Jagdfeld, Ragen, Minick, Forsythe and Pascavis, the number of shares beneficially owned includes 221,039, 170,122, 25,074, 15,314 and 110,894 shares respectively, which may be acquired pursuant to options issued under the Generac Holdings Inc. Amended and Restated 2010 Equity Incentive Plan (the "2010 Equity Incentive Plan") because such options are exercisable within 60 days. The respective number of shares for the individuals mentioned above were in each case also added to the denominator for purposes of calculating the percentage ownership of that individual.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis (CD&A) describes our executive compensation program. It provides an overview of the 2016 compensation for the following named executive officers, practices and policies, and how the Compensation Committee made its decisions.

Named Executive Officer	Title
Aaron Jagdfeld	President, Chief Executive Officer & Chairman
York Ragen	Chief Financial Officer
Russell Minick	Chief Marketing Officer
Patrick Forsythe	Executive Vice President, Global Engineering
Roger Pascavis	Executive Vice President, Strategic Global Sourcing

EXECUTIVE SUMMARY

2016 Business Highlights & Performance

        2016 was another year of growth for Generac with contributions from our most recent acquisitions alongside organic growth in our residential markets helping to offset further declines in mobile product shipments due to the continued weakness in domestic energy markets. In addition to top line growth, Adjusted EBITDA and Adjusted EPS also improved over the prior year and we generated very strong free cash flow for 2016. The strong free cash flow allowed us to continue to deploy cash in a variety of beneficial ways for our shareholders, including making strategic investments in acquisitions as well as certain capital expenditures, while also paying down debt and returning capital through share repurchases. We made additional progress and pursued a number of strategic initiatives for home standby generators targeted towards generating more sales leads, improving close rates, and reducing the total overall cost of these products. We invested heavily in advancing our capabilities around remote monitoring and made substantial progress in developing hardware and software competencies required to make connectivity a standard feature on our products in the future. We also made important enhancements to our Powering Ahead strategic plan during 2016 that place a higher priority on expanding our natural gas generator product lines along with an increased focus on improving our market share position and profitability within international geographies where we are currently located.

        The following key financial measures demonstrate our performance results over the last five years. These are measures that are meaningful to our business strategy and stockholders, and have a direct impact on the compensation paid to our named executive officers. In 2016, we performed within the annual performance bonus plan threshold which resulted in a payout of the financial and individual performance portions of the bonus plan award for the named executives.

Total Net Sales (in millions of US$)	Adjusted EBITDA* (in millions of US$)

*
A full discussion of our use of non-U.S. generally accepted accounting principles measures to provide a baseline for evaluating and comparing our operating results, and a reconciliation of Adjusted EBITDA to net income can be found in pages 20-23 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Total Shareholder Return(1)	Cash Flow from Operations (in millions of US$)

(1)
Total Shareholder return reflects the price appreciation of Generac shares along with the assumption of special dividends being reinvested to calculate a total return to shareholders expressed as an annualized percentage.

Generac's Executive Compensation Practices

        The following best practices ensure alignment between shareholders and executives while maintaining corporate governance.

Compensation Practice	Applicable	Policy Summary
Pay for Performance	YES	Executive officer pay is based on the achievement of specific annual and long-term strategic and financial goals.
Stock Ownership Guidelines	YES	Stock ownership guidelines have been established for Executive officers and Directors.
Compensation Risk Assessments	YES	A compensation risk assessment is performed on a regular basis.
Independent Compensation Consultant	YES	An independent consultant is retained by the Compensation Committee.
Hedging of company stock	NO

Executive officers or Directors may not engage in speculative transitions in Company securities. Specifically, it is against Company policy to trade in puts or calls in Company securities or sell Company securities short.

Pledging of company stock	NO	Executive officers may not pledge Company securities or hold Company securities in margin accounts.
Tax gross-ups	NO	Executive officers do not receive tax-gross ups either directly or indirectly.
Dividends on unearned performance awards	NO	Executive officers do not receive dividends on unearned performance awards.

ABOUT OUR EXECUTIVE COMPENSATION PROGRAM

  Philosophy and Objectives

        We believe that the compensation program for our executives should directly support the achievement of specific annual, long-term and strategic goals of the business, and, thereby, align the interests of executives with the interests of our stockholders. Our compensation program is designed to provide a balanced program that rewards corporate, business and individual results that support the Company's strategic plan, with a focus on performance-based compensation. The program's strong pay-for-performance alignment is an important part of our continuing commitment to enhancing long-term stockholder value. We also believe that stockholders are best served when we are able to attract and retain high caliber executive talent. To that end, we offer competitive base salary, as well as annual and long-term incentive opportunities, which encourage specific performance and reward the successful efforts of our executives. Within this context, the three major objectives for our executive compensation program are:

  •
  Alignment:  Link executive long-term incentive awards and annual bonuses with increases in stockholder value, as well as align stockholder and executive interests by requiring meaningful executive stock ownership levels.

  •
  Motivation:  Motivate executives to be accountable for achievement of our strategic and financial objectives.

  •
  Retention and Attraction:  Retain and attract senior executives, as well as other management personnel, by offering market competitive levels of compensation and incentive upside opportunity.

        To achieve these objectives, we have structured a compensation program that provides our executives with the following:

Pay Element	Form	Purpose
Base Salary	Cash (Fixed)	Reflects position responsibilities, competitive market rates, strategic importance of the position and individual experience.
Annual Performance Bonus Plan	Cash (Variable)

Rewards achievement of Generac's annual financial goals as defined by the Compensation Committee and other qualitative and quantitative performance objectives as determined by the Compensation Committee.

Long-Term Incentives	Equity (Variable)	Rewards outstanding performance with incentives that focus our executive team on creating stockholder value over the long-term.

        Generally, the total direct compensation of our executives, including base pay, annual bonus and long-term incentives, is performance based and market driven. The Compensation Committee believes this construct results in a fair level of pay for target performance, and an above-market opportunity if the executive team builds share value in a sustainable way. We target cash compensation (base salary and annual bonus) around the median of our market and compensation peer group, taking into account the relative responsibilities of our executives. In general, we intend to target long-term incentives above the median and up to the 75th percentile of market to encourage the sustainability of the business and drive long-term stockholder value creation. Actual total compensation in any given year may be above or below the target level based on individual and corporate performance.

Target Pay Mix

        The charts below show that the majority of our named executives' total target direct compensation in 2016 is variable and performance based (approximately 82% for our CEO and an average of 67% for our other named executives):

HOW COMPENSATION DECISIONS ARE MADE

Role of the Compensation Committee and Management

        The Compensation Committee, composed solely of independent directors, is responsible for making executive compensation decisions for the named executive officers. The Compensation Committee works very closely with its independent compensation consultant, and management to examine pay and performance matters throughout the year.

        Each year, the CEO and CFO establish a budget, which is approved by the Board of Directors. The budget establishes sales targets and other performance-related goals, which gives the Compensation Committee a basis for reviewing and establishing the goals and objectives related to the compensation of the named executive officers. During this review, the Compensation Committee considers the balance between short-term cash compensation and long-term incentives, evaluates the performance of the named executive officers in light of established goals and objectives, considers our prior performance and our relative stockholder return and sets the compensation levels of the named executive officers based on that evaluation. The Compensation Committee also uses market and peer group data to determine appropriate total direct compensation levels (consisting of base salary, annual bonus and long-term incentives) for the named executive officers (see "Assessing External Market Practice" below for more information). Finally, in making subjective evaluations of the overall performance of named executive officers, the Compensation Committee considers the named executive officers' performance from the perspective of our core values and our leadership competencies, which include practicing integrity, driving innovation, operational excellence, developing employees, and environmental stewardship.

        The CEO and Senior Vice President, Human Resources may also provide the Compensation Committee with additional analyses and recommendations that reflect such factors as level of experience, time in the position and applicable skill set as to the compensation of the named executive officers, although neither the CEO nor the Senior Vice President, Human Resources makes recommendations with respect to his or her own compensation.

The Role of the Independent Consultant

        In 2016 the compensation consultant provided advice to the Compensation Committee regarding base pay, use of peer group data, long-term incentive planning and performance awards along with a variety of other compensation-related topics. The Compensation Committee has assessed the independence of Towers Watson pursuant to the SEC rules and concluded that no conflict of interest exists that would prevent Towers Watson from independently advising the Compensation Committee.

Assessing External Market Practice

        Attracting and retaining high caliber executive talent is a critical part of our compensation philosophy and leadership strategy. Therefore, integral to our approach for setting compensation levels is ensuring we have a competitive pay framework. In support of this objective, annually Towers Watson provides the Compensation Committee with compensation data with respect to similarly sized manufacturing companies in the identified peer group and other industry specific market data. In 2016 the Compensation Committee considered both of these sources in determining market median and competitive total direct compensation for our CEO, CFO and CMO. Published industry specific market survey data was considered in determining market median and total direct compensation for other executives. The Compensation Committee has generally targeted total cash compensation for our named executive officers around the market median, and it has targeted long-term incentives above the market median, with the goal of setting total direct compensation at or above the market median. However, annual incentive opportunity is set such that if the Company achieves outstanding financial performance in a particular year, total cash compensation can be above the market median.

        Peer group membership is also reviewed annually. In 2016, the Compensation Committee adjusted the peer group membership to account for changes in peer company size, focus or business model over the past fiscal year. Following the changes, the Compensation Committee examined the practices of the following peer group companies that most closely approximate the size, scope and complexity of our business:

A.O. Smith	Brady	Graco Inc	Regal Beloit Corp
Actuant	Briggs & Stratton	Hubbell Inc.	Rexnord
Acuity	Donaldson Co Inc.	Idex Corp.	Snap-On Inc
Altra Industrial Motion Corp	Enpro Industrial Inc.	Nordson Corp	Toro Co
Barnes Group Inc.	Franklin Electric Co, Inc.	Powell	Watts Water Technologies, Inc.

2016 EXECUTIVE COMPENSATION PROGRAM DECISIONS

Base salary

        The Compensation Committee reviews and approves base salary levels at the beginning of each year. The following decisions reflect the Compensation Committee's consideration of external market practices, peer and published survey data and other factors including the individual's role and performance, time in position and industry experience and are intended to more closely align pay with market-competitive levels. In alignment with our pay for performance philosophy the base, or fixed component of pay, represents the smallest portion of total direct compensation.

Named Executive Officer	Annual Base Salary at 12/31/2015	Annual Base Salary at 12/31/2016	% Change
Aaron Jagdfeld	$750,000	$800,000	6.7%
York Ragen	$385,000	$400,000	3.9%
Russell Minick	$395,000	$405,000	2.5%
Patrick Forsythe	$350,000	$357,000	2.0%
Roger Pascavis	$237,000	$243,000	2.5%

        In February 2016, the Compensation Committee increased Mr. Jagdfeld's base salary to $800,000 to further align his pay to competitive levels. Messrs. Ragen, Minick, Forsythe and Pascavis received a base salary increase for 2015 performance and market considerations.

        In March 2017, the Compensation Committee sought to further address market considerations and recognize the contributions of Mr. Jagdfeld with an increase to $830,000. The Compensation Committee increased Messrs. Ragen, Minick, Forsythe and Pascavis due to the fact that their respective compensation continued to lag market. The Compensation Committee approved an increase for Mr. Ragen to bring his base salary to $410,000, an increase for Mr. Minick to bring his salary to $420,000, an increase for Mr. Forsythe to bring his base salary to $366,000 and an increase for Mr. Pascavis to bring his salary to $250,000.

Annual Performance Bonus Plan

        Under the Annual Performance Bonus Plan the Compensation Committee approved the 2016 Executive Management Incentive Plan. The annual bonus is calculated as a percentage of base salary and is paid in cash. For 2016, the Compensation Committee adjusted Mr. Jagdfeld's target and maximum for market indications. Threshold, target and maximum remained at 2015 levels for other named executive officer's bonus opportunity as follows:

Named Executive Officer	Threshold Bonus as a % of Base Salary	Target Bonus as a % of Base Salary	Maximum Bonus as a % of Base Salary
Aaron Jagdfeld	0%	80%	225%
York Ragen	0%	50%	125%
Russell Minick	0%	50%	125%
Patrick Forsythe	0%	50%	125%
Roger Pascavis	0%	50%	125%

        Effective in 2016, the Compensation Committee approved a third component and a change in the weighting of the components for calculating the year-end bonus payout. The year-end bonus payout is comprised of the following three components:

  •
  Fifty percent (50%) is based on the Company's performance against the Adjusted EBITDA goal and calculated using a multiplier based on a sliding scale ranging from zero (0) to three (3).

  •
  Twenty-five percent (25%) is based on the Company's performance against the Operating Free Cash Flow (OFCF) goal and calculated using a multiplier based on a sliding scale ranging from zero (0) to three (3).

  •
  Twenty-five percent (25%) is based on the achievement of individual goals. Individual performance bonuses may be paid only if the Company achieves the defined annual threshold of Adjusted EBITDA for the year. If threshold is achieved the executive receives payout opportunity at target levels for this portion of the bonus payment.

2016 Annual Performance Bonus Plan Results

        For 2016, individual goals for each named executive officer were based on growing our portion of the residential market, increasing industrial market share, geographic expansion (organic and inorganic), achieving the 2016 financial budget of $317 million (target) in Adjusted EBITDA, $277 million (target) in Operating Free Cash Flow (OFCF) and numerous other goals related to product and organizational development. The 2016 Annual Performance Bonus Plan payout is based on the Company's performance against the Adjusted EBITDA goal and calculated using a multiplier based on a sliding scale ranging from zero (0) to three (3). Achievement of financial targets under the plan would result in a 1.4X bonus multiplier under the plan. For 2016, actual Company Adjusted EBITDA, excluding the impact of acquisitions which occurred during the performance period, was $267.5 million, which fell short of the target resulting in a .2X multiplier for the 50% EBITDA portion. The actual OFCF was $265 million, resulting in a 1X multiplier for the 25% OFCF portion. The minimum threshold of Adjusted EBITDA required was achieved resulting in a 1X multiplier opportunity for the individual performance portion of the bonus plan.

        The Compensation Committee maintains its discretion to make downward adjustment of annual performance bonuses, regardless of the outcome under incentive bonus formulas.

Long-Term Incentives

        Generac believes that equity awards and other forms of long-term incentive compensation are a critical component of a competitive, comprehensive executive compensation program. Consequently, pursuant to the "2010 Equity Incentive Plan", the Company has made annual equity awards to its named executive officers ("NEOs") since 2012.

        Our long-term incentive program is designed to reward our executives for their contribution to the Company's long-term growth and performance, and to better align the interests of our named executive officers with those of our stockholders. In addition, our long-term awards are used to attract and retain critical employee talent by providing a competitive market-based opportunity.

        To achieve these objectives, our long-term incentive plan provides for the ability to grant nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, other stock-based awards and performance-based compensation. In 2016, a combination of stock options, restricted stock and performance shares were granted to the named executive officers pursuant to the 2010 Equity Incentive Plan, as follows:

  •
  Fifty percent (50%) of the award was granted in the form of stock options, with those options vesting equally over the four anniversaries immediately following the date of grant.

  •
  Twenty-five percent (25%) of the award was granted in the form of restricted stock, with those shares of vesting ratably over a three-year period.

  •
  Twenty-five percent (25%) of the award was granted in the form of performance shares. Named executive officers may earn from 0% to 200% of their target performance share awards based on the achievement of specified revenue growth and EBITDA margin goals. Each performance share has a value equal to a share of common stock and the number of shares that can be earned is contingent upon Company performance over a three-year performance period, 2016 - 2018, against goals approved by the Compensation Committee.

        For 2016, the award grants for the named executive officers were as follows:

Executive	Value of Stock Options(1)	Value of Time Vested Restricted Stock(2)	Value of Performance Shares Restricted Stock(2)	Total Value of 2016 Long Term Incentive Grants
Aaron Jagdfeld	$1,500,010	$750,021	$750,021	$3,000,053
York Ragen	$400,009	$200,015	$200,015	$800,038
Patrick Forsythe	$267,755	$133,897	$133,897	$535,548
Russell Minick	$303,752	$151,905	$151,905	$607,561
Roger Pascavis	$121,512	$60,769	$60,769	$243,049

(1)
Value of time-vested stock options at February 2016 grant date.

(2)
Value of time-vested restricted stock at February 2016 grant date.

        The named executive officers also hold shares of performance awards granted in 2014, subject to three year performance conditions.. This grant was intended to encourage target revenue growth measured in compound annual growth rate (CAGR) and target EBITDA margin percentages during a three-year performance period (2014-2016). Specifically, if revenue growth (CAGR) and average EBITDA margin percentages during the period were achieved within a defined target range, the named executive officers would earn from 32.5% to 200% of their target performance share awards. The revenue growth (CAGR) and EBITDA margin targets were set at a level, given business conditions at the time the awards were granted, that were designed to be challenging but achievable with strong management performance. After the conclusion of the three year period, the Performance Share Targets were measured against actual financial results for Generac Power Systems, Inc. excluding any subsidiaries acquired during the three year period. In February 2017 the Compensation Committee approved the vesting of the 2014 - 2016 awards at 32.5%. The minimum, target, maximum and actual results for the three year performance awards are reflected below:

Performance Measure	Minimum	Target	Maximum	Actual Three Year Results
Revenue Growth (CAGR)	7.20%	9%	11%	–6.58%
EBITDA Margin %	22%	24%	26%	22.05%

OTHER PRACTICES, POLICES & GUIDELINES

  Stock Ownership Guidelines

        The Compensation Committee believes that it is in the best interest of Generac and its stockholders to align the financial interests of the Company's officers and directors with those of Generac's stockholders by requiring officers and directors to establish and maintain a permanent minimum ownership position in Company stock, and by limiting the ability to sell Company stock until guideline ownership levels have been achieved. In addition, the Compensation Committee believes that the investment community values stock ownership by such officers and that share ownership demonstrate a commitment to and belief in the long-term strategic direction of Generac.

        Accordingly stock ownership guidelines have been established for the Company's officers and directors. In 2016 a total of 22 individuals, including all of the named executive officers and directors, were covered under this stock ownership policy.

        Effective June 2016 stock ownership guidelines were revised as follows:

Position/Level	Multiple of Salary Requirement
CEO	4.0X annual base pay
Directors	3.0X annual equity compensation
CFO, EVP & SVP	2.0X annual base pay
Group Vice Presidents	1.0X annual base pay

        As of March 2017 four of the five NEOs, including the CEO and CFO, have met their ownership guidelines.

        Participants are expected to build ownership value over time as a result of their performance and participation in the Company's equity compensation programs. Under the guidelines, no time period is specified for compliance. The following retention ratios will apply to each executive based on years of service and percentage of the guideline that has been achieved. Under the stock ownership guidelines, (i) an executive that has met 50% of the multiple of salary guideline and has less than 5 years of service has a 50% retention ratio, (ii) an executive that has met 50% of the multiple of salary guideline and has five or more years of service has a 25% retention ratio and (iii) an executive that has met less than 50% of the multiple of salary guideline has a 75% retention ratio. The Compensation Committee will assess progress towards meeting the guidelines on an annual basis.

        Directors have five years to meet their minimum ownership requirement.

  Benefits and Perquisites

        Generac does not provide for special medical, dental, insurance or disability benefits for the named executive officers beyond that offered to all employees. In addition, Generac does not offer special perquisites for any of the named executive officers.

  Retirement Plans

        The named executive officers are eligible to participate in the Generac Power Systems, Inc. Employees 401(k) Savings Plan on the same terms as other participating employees.

        We also provide retirement benefits to certain named executive officers under the terms of the Generac Power Systems Inc. Salaried, Technical & Clerical Employees Pension Plan (the "Plan"). The Plan is a tax qualified defined benefit pension plan. Consistent with our focus on performance-based compensation (as opposed to compensation based on tenure), the Plan was frozen effective December 31, 2008, resulting in a cessation of all future benefit accruals under the Plan. The named executive officers participate in the Plan on the same terms as our other participating employees.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed the "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" section with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" section be included in this Proxy Statement, which will be incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Bennett Morgan, Chair Todd Adams John Bowlin William Jenkins

 2016 Summary Compensation Table

        The following table shows compensation information for 2014, 2015 and 2016 for our named executive officers.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	Change in pension value ($)	All other compensation ($)(3)	Total ($)
Aaron Jagdfeld	2016	794,932	—	1,500,042	1,500,010	364,800	24,852	22,204	4,206,840
President, Chief	2015	750,000	—	1,125,007	1,125,013	—	—	33,184	3,033,204
Executive Officer & Director	2014	731,134	—	1,250,034	1,250,011	—	106,946	47,307	3,385,432
York Ragen	2016	398,918	—	400,029	400,009	110,000	3,369	23,727	1,336,052
Chief Financial	2015	382,041	—	385,043	385,001	—	—	18,720	1,170,805
Officer	2014	362,668	—	365,068	365,015	—	14,505	21,005	1,128,261
Patrick Forsythe	2016	356,962	—	267,794	267,755	101,745	2,574	7,950	1,004,779
Executive Vice	2015	350,000	—	500,012	500,003	175,000	—	65,085	1,590,100
President Global	2014	—	—	—	—	—	—	—	0
Engineering
Russell Minick	2016	404,658	—	303,809	303,752	113,400	—	2,758	1,128,377
Executive Vice	2015	392,041	—	296,297	296,265	—	—	3,331	987,934
President Residential Group	2014	371,279	—	273,828	273,775	—	—	7,367	926,249
Roger Pascavis	2016	242,795	—	121,537	121,512	70,470	21,882	14,398	592,593
Executive Vice	2015	235,964	—	118,549	118,518	—	—	9,588	482,619
President Strategic Global Supply	2014	227,740	—	115,058	115,018	—	95,635	20,350	573,801

(1)
The amounts reported for 2016 represent the aggregate grant date fair value for awards of restricted stock and stock options and are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. See Note 15 to the Consolidated Financial Statements included in our Annual Report on form 10-K for the year ended December 31, 2016 for a discussion of the relevant assumptions used in calculating these amounts. All amounts represent potential future income calculated for financial reporting purposes; actual amounts recognized by the named executive officers may be materially different depending on, among other things, the Company's stock price performance and the period of service of the executive.

(2)
The non-equity incentive plan compensation column reflects cash incentive awards earned pursuant to our Annual Performance Bonus Plan as previously described. These awards are earned during the year reflected and paid in the following year.

(3)
All other compensation represents the employer matching contributions and employer non-elective contributions of the defined contribution plan and cash payouts of unused vacation. Included in the number for Mr. Ragen is $13,077 for unused 2016 vacation time.

Grants of Plan-Based Awards in 2016

        The following table indicates potential cash incentive compensation under our Incentive Compensation Plan based on 2016 performance and equity awards granted in 2016 under our 2010 Equity Incentive Plan.

									All other option awards: number of securities underlying options (#)(4)
		Possible payouts under non-equity incentive plan awards(1)			Possible payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units (#)(3)
										Exercise or base price of option awards ($/sh)(5)	Grant date fair value of stock and option awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Aaron Jagdfeld	—	128,000	640,000	1,800,000	—	—	—	—	—	—	—
	2/18/16	—	—	—	—	22,574	45,148	—	—	—	750,021
	2/18/16	—	—	—	—	—	—	22,574	—	—	750,021
	2/18/16	—	—	—	—	—	—	—	109,052	$33.23	1,500,010
York Ragen	—	40,000	200,000	500,000	—	—	—	—	—	—	—
	2/18/16	—	—	—	—	6,020	12,040	—	—	—	200,015
	2/18/16	—	—	—	—	—	—	6,020	—	—	200,015
	2/18/16	—	—	—	—	—	—	—	29,081	$33.23	400,009
Patrick Forsythe	—	35,700	178,500	446,250	—	—	—	—	—	—	—
	2/18/16	—	—	—	—	4,030	8,060	—	—	—	133,897
	2/18/16	—	—	—	—	—	—	4,030	—	—	133,897
	2/18/16	—	—	—	—	—	—	—	19,466	$33.23	267,755
Russell Minick	—	40,500	202,500	506,250	—	—	—	—	—	—	—
	2/18/16	—	—	—	—	4,572	9,144	—	—	—	151,905
	2/18/16	—	—	—	—	—	—	4,572	—	—	151,905
	2/18/16	—	—	—	—	—	—	—	22,083	$33.23	303,752
Roger Pascavis	—	24,300	121,500	303,750	—	—	—	—	—	—	—
	2/18/16	—	—	—	—	1,829	3,658	—	—	—	60,769
	2/18/16	—	—	—	—	—	—	1,829	—	—	60,769
	2/18/16	—	—	—	—	—	—	—	8,834	$33.23	121,512

(1)
Under the Annual Performance Bonus Plan, the Compensation Committee approved a 2016 Executive Management Incentive Plan. For additional information regarding the Annual Performance Bonus Plan, please see the Compensation Discussion and Analysis.

(2)
Represents an award of restricted stock with performance features granted February 18, 2016, which vests from 0% to 200% on the third anniversary of the grant date based on meeting certain Company performance goals relating to 2016-2018 fiscal years.

(3)
Represents an award of restricted stock, vesting in equal installments on each anniversary of the date of grant over three years.

(4)
Represents an award of stock options, vesting 25% on each anniversary of the date of grant over four years.

(5)
The grant date fair values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. See Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of the relevant assumptions used in calculating these amounts.

 2016 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2016:

	Option awards					Stock awards
									Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)

	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable				Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)

				Option exercise price ($)(15)
					Option expiration date

Name
Aaron Jagdfeld	62,087	—	(2)	$15.94	02/24/22	—		—	—		—
	—	—		—	—	—		—	11,719	(12)	477,432
	52,126	17,375	(3)	$29.81	03/14/23	—		—	—		—
	23,578	23,578	(4)	$57.63	02/28/24	3,615	(8)	147,275	—		—
	—	—		—	—	—		—	14,201	(13)	578,549
	13,410	40,231	(5)	$49.70	02/13/25	7,545	(9)	307,383	—		—
	—	109,052	(7)	$33.23	02/18/26	22,574	(11)	919,665	—		—
	—	—		—	—	—		—	22,574	(14)	919,665
York Ragen	106,294	—	(1)	$2.00	02/10/20	—		—	—		—
	17,716	—	(2)	$15.94	02/24/22	—		—	—		—
	—	—		—	—	—		—	3,422	(12)	139,412
	14,501	4,834	(3)	$29.81	03/14/23	—		—	—		—
	6,885	6,885	(4)	$57.63	02/28/24	1,056	(8)	43,021	—		—
	—	—		—	—	—		—	4,860	(13)	197,996
	4,589	13,768	(5)	$49.70	02/13/25	2,583	(9)	105,231	—		—
	—	29,081	(7)	$33.23	02/18/26	6,020	(11)	245,255	—		—
	—	—		—	—	—		—	6,020	(14)	245,255
Patrick Forsythe	10,447	31,339	(6)	$28.36	08/10/25	11,756	(10)	478,939	—		—
	—	19,466	(7)	$33.23	02/18/26	4,030	(11)	164,182	—		—
	—	—		—	—	—		—	4,030	(14)	164,182
Russell Minick	—	—		—	—	—		—	2,567	(12)	104,580
	—	4,744	(3)	$29.81	03/14/23	—		—	—		—
	5,164	5,164	(4)	$57.63	02/28/24	792	(8)	32,266	—		—
	—	—		—	—	—		—	3,740	(13)	152,368
	3,532	10,594	(5)	$49.70	02/13/25	1,987	(9)	80,950	—		—
	—	22,083	(7)	$33.23	02/18/26	4,572	(11)	186,263	—		—
	—	—		—	—	—		—	4,572	(14)	186,263
Roger Pascavis	86,830	—	(1)	$2.00	02/10/20	—		—	—		—
	8,072	—	(2)	$15.94	02/24/22	—		—	—		—
	—	—		—	—	—		—	1,079	(12)	43,958
	5,777	1,926	(3)	$29.81	03/14/23	—		—	—		—
	2,170	2,169	(4)	$57.63	02/28/24	333	(8)	13,566	—		—
	—	—		—	—	—		—	1,496	(13)	60,947
	1,413	4,238	(5)	$49.70	02/13/25	795	(9)	32,388	—		—
	—	8,834	(7)	$33.23	02/18/26	1,829	(11)	74,513	—		—
	—	—		—	—	—		—	1,829	(14)	74,513

(1)
These options were granted on February 10, 2010, and vest in 20% increments on each of the first through fifth year anniversaries of the date of grant.

(2)
These options were granted on February 24, 2012, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(3)
These options were granted on March 14, 2013, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(4)
These options were granted on February 28, 2014, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(5)
These options were granted on February 13, 2015, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(6)
These options were granted on August 10, 2015, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(7)
These options were granted on February 18, 2016, and vest in 25% increments on each of the first through fourth anniversaries of the date of grant.

(8)
Represents an award of restricted stock granted February 28, 2014, and vests in equal installments on each of the first through third year anniversaries of the grant date.

(9)
Represents an award of restricted stock granted February 13, 2015, and vests in equal installments on each of the first through third year anniversaries of the grant date.

(10)
Represents an award of restricted stock granted August 10, 2015, and vests in equal installments on each of the first through third year anniversaries of the grant date.

(11)
Represents an award of restricted stock granted February 18, 2016, and vests in equal installments on each of the first through third year anniversaries of the grant date.

(12)
Represents an award of restricted stock with performance features granted May 6, 2014, which vests from 0% to 200% on the third anniversary of the grant date based on meeting certain Company performance goals relating to 2014-2016 fiscal years.

(13)
Represents an award of restricted stock with performance features granted May 4, 2015, which vests from 0% to 200% on the third anniversary of the grant date based on meeting certain Company performance goals relating to 2015-2017 fiscal years.

(14)
Represents an award of restricted stock with performance features granted February 18, 2016, which vests from 0% to 200% on the third anniversary of the grant date based on meeting certain Company performance goals relating to 2016-2018 fiscal years.

(15)
In connection with the Company's June 2012 $6.00/share special dividend and June 2013 $5.00/share special dividend, our Board of Directors reduced the exercise prices of options granted prior to the dividend dates by the amount of the dividend in accordance with the Plan provisions. The exercise price reported in this table represents the exercise price after adjusting for such dividend.

Option Exercises and Stock Vested in 2016

        The following table sets forth information regarding option exercises and the vesting of stock awards during 2016 for our named executive officers:

	Option Exercises and Stock Vested in 2016
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)(1)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(2)	Value realized on vesting ($)
Aaron Jagdfeld	703,791	$18,657,499	10,980	$361,890
York Ragen	50,000	$1,929,500	3,346	$109,156
Patrick Forsythe	—	—	5,878	$210,668
Russell Minick	42,871	$1,196,211	2,767	$91,017
Roger Pascavis	—	—	1,128	$37,151

(1)
The actual shares issued using the net share settlement exercise methods were 334,754 and 26,685 for Mr. Jagdfeld and Mr. Ragen, respectively.

(2)
The actual shares received after withholding shares using the net share settlement method to cover the tax liability resulting from the vesting of such shares were 6,116, 2,122, 3,926, 1,734 and 683 for Mr. Jagdfeld, Mr. Ragen, Mr. Forsythe, Mr. Minick and Mr. Pascavis, respectively.

 Pension Benefits for 2016

        The following table presents information regarding the present value of accumulated benefits that may become payable to the named executive officers under the Plan.

Name	Plan Name	Number of years credited service	Present value of accumulated benefit(1)	Payments during last fiscal year
Aaron Jagdfeld	Generac Power Systems, Inc.	14	284,341	—
	Salaried, Technical & Clerical Employees Pension Plan
York Ragen	Generac Power Systems, Inc.	3	38,623	—
	Salaried, Technical & Clerical Employees Pension Plan
Russell Minick	Generac Power Systems, Inc.	0	—	—
	Salaried, Technical & Clerical Employees Pension Plan
Patrick Forsythe	Generac Power Systems, Inc.	5	32,965	—
	Salaried, Technical & Clerical Employees Pension Plan
Roger Pascavis	Generac Power Systems, Inc.	13	343,902	—
	Salaried, Technical & Clerical Employees Pension Plan

(1)
The accumulated benefit is based on service and earnings considered by the Plan for the period through December 31, 2008, at which time the Plan was frozen. Present value has been calculated assuming the named executive officers will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the Plan. The interest assumption is 4.14%. The post retirement mortality assumption is based on the RP-2014 Healthy Annuitant Mortality for Males or Females, as appropriate adjusted backwards to 2006 base year by Projection Scale MP-2016, then generational projection forward by Projection Scale MP-2016. For purposes of calculating benefits, average annual compensation is limited by Section 401(a)(17) of the Internal Revenue Code and is based upon wages, salaries and other amounts paid to the employee. Under the Plan, a participant earns a vested right to an accrued benefit upon completion of five years of vesting service. See Note 14—Benefit Plans to our consolidated financial statements in the 2016 Annual Report on Form 10-K for more information.

Employment Agreements and Severance Benefits

        Mr. Jagdfeld is subject to an employment agreement with the Company which, as of November 5, 2015, provides for a three-year term.

        In the event Mr. Jagdfeld's employment is terminated by us without Cause or by the executive for Good Reason, we are obligated to provide severance benefits.

        Cause is defined as the executive's: (a) willful and continued failure to substantially perform his or her duties; (b) gross negligence or willful misconduct in the performance of his or her duties; (c) commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or a material act of dishonesty against us; (d) indictment for a felony; or (e) drug addiction or habitual intoxication that adversely effects his performance or the reputation or best interests of the Company.

        In Mr. Jagdfeld's employment agreement, Good Reason is defined as: (a) a reduction in excess of 5% of the executive's base salary or target bonus opportunity, excluding across the board reductions affecting all senior executives; (b) a material reduction of the executive's duties or responsibilities that has not been cured within 20 days after written notice has been given; (c) a failure of the Company to make available to the executive the type of employee benefits which are available to the executive as of November 5, 2015; (d) a requirement by us that the executive be based in an office that is 50 miles or more from his principal place of employment as of November 5, 2015; and (e) a material breach of any material term or condition of the employment agreement by us that has not been cured within 20 days after written notice has been given.

        All severance payments are subject to the executive's execution and effectiveness of a release of claims in the form attached to the employment agreement, and the executive's continued compliance with a Restrictive Covenant Agreement (as defined herein).

        If we terminate Mr. Jagdfeld's employment for Cause, or if the executive terminates his employment without Good Reason, the executive is entitled only to the obligations already accrued under his or her employment agreement. If we terminate Mr. Jagdfeld's employment without Cause or if the executive terminates his employment for Good Reason, the executive is entitled to (1) any accrued but unpaid base salary and vacation pay through the Termination Date (as defined in each employment agreement), payable within thirty days following such Termination Date, (2) any earned annual bonus for the fiscal year during which the Termination Date occurred (and the annual bonus for the prior fiscal year, if earned but not yet paid), payable in accordance with our usual bonus payment schedule, and (3) continued participation for the executive and his or her spouse and dependents in our medical, hospitalization, dental and life insurance programs for a period of 24 months at our expense commencing on the Termination Date, and the executive would be entitled to full COBRA rights following the termination of such benefits. In addition, Mr. Jagdfeld would be entitled to continued payment of his base salary for a period of 24 months commencing on the Termination Date, payable in accordance with our standard payroll practices, and payments equal to 200% of the executive's target annual bonus for the year in which the Termination Date occurs, payable in equal installments over a period of 24 months commencing on the Termination Date.

        The following table sets forth the severance benefits that would have been payable to Mr. Jagdfeld if we had terminated Mr. Jagdfeld's employment agreement without Cause on December 31, 2016 or if he terminated his employment agreement for Good Reason:

Executive	Severance Period	2X Salary	2X Target Bonus	Benefits	Value of Accelerated Equity(1)	Total Severance
Aaron Jagdfeld	24 months	$1,600,000	$1,280,000	$32,263	$4,358,858	$7,271,121

(1)
Represents the value of the long-term incentive awards to be received upon a qualifying termination of employment. Under the terms of the restricted stock agreements and option agreements, if within the one year period following a change in control, the participant's employment is terminated without cause, the participant's outstanding restricted stock and stock options shall vest as of the date of such termination of employment. In the case of the outstanding restricted stock awards, the equity value represents the value of the shares (determined by multiplying the closing price of $29.77 per share on December 31, 2016 by the number of unvested shares of restricted stock that would vest upon termination of employment). In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $29.77 per share on December 31, 2016 and (ii) the number of unvested option shares that would vest following termination

        Simultaneously with the execution of Mr. Jagdfeld's employment agreement, we entered into a confidentiality, non-competition and intellectual property ("Restrictive Covenant") agreement with Mr. Jagdfeld. Pursuant to the Restrictive Covenant Agreements, Mr. Jagdfeld has agreed to maintain Confidential Information (as defined in the Restrictive Covenant Agreement) in confidence and secrecy and has agreed not to compete with us or solicit any of our employees during his employment and for a period of 24 months following his termination.

        Although they have not entered into employment agreements, Mr. Ragen, Mr. Minick, Mr. Forsythe and Mr. Pascavis have also signed employee nondisclosure and non-compete agreements. Our salary and bonus arrangements with Mr. Ragen, Mr. Minick, Mr. Forsythe and Mr. Pascavis are described under "—Compensation Discussion and Analysis—2016 Executive Compensation Program Decisions."

        Additionally, we entered into Change in Control Severance Agreements with Messrs. Ragen, Minick, Forsythe and Pascavis, under which each executive is entitled to severance benefits under certain circumstances following a Change in Control. Under the agreements, an executive is entitled to severance benefits upon termination of employment by us without Cause or by the executive for Good Reason during the twelve-month period following a Change in Control. The term of each agreement commenced on January 14, 2010 for Mssrs. Ragen and Pascavis, on October 3, 2011 for Mr. Minick, and on July 2, 2015 for Mr. Forsythe and continues until one year after a Change in Control. The Compensation Committee approved the terms of these agreements which it believes to be similar to agreements prevalent within our industry and for companies of similar size and structure.

        Under the agreements, a Change in Control is defined as a: (a) change in our ownership, such that any one person or more than one person acting as a group, other than a subsidiary, acquires ownership of our stock that constitutes more than 50% of the total fair market value or total voting power of our stock; (b) change in effective control, such that the individuals who constitute our Board of Directors as of January 14, 2010 cease for any reason to constitute at least a majority of the Board of Directors during any twelve-month period, provided, however, that (i) if the election or nomination for election by our stockholders of any new director was approved by a vote of at least a majority of the existing Board of Directors, then such new director shall be considered a member of the existing Board of Directors, and (ii) any reductions in the size of the Board of Directors that are instituted by the existing Board of Directors shall not constitute a Change in Control, and that after such reduction, the existing Board of Directors shall mean the Board of Directors as so reduced; and (c) change in the ownership of a substantial portion of our assets, such that one person or more than one person acting as a group, other than a subsidiary, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by the person or persons) our assets that have a total gross fair market value (as determined in good faith by the Board of Directors without regard to any liabilities associated with such assets) of more than 50% of the total gross fair market value of all our assets immediately prior to such acquisition or acquisitions.

        Cause is defined as the executive's: (a) material breach of any of his obligations under any written agreement with us or our affiliates; (b) material violation of any of our policies, procedures, rules and regulations applicable to employees generally or to similarly situated employees, as they may be amended from time to time; (c) failure to reasonably and substantially perform his duties, other than as a result of physical or mental illness or injury; (d) willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to our business, reputation or prospects; (e) fraud or misappropriation of funds; or (f) commission of a felony or other serious crime involving moral turpitude.

        Good Reason is defined as: (a) a material and adverse reduction in the nature or scope of the authority or title held by the executive or duties assigned to the executive; or (b) the relocation of the executive's principal place of employment more than 50 miles from its location within one year of the effective date of the Change in Control; provided that written notice must be provided to us within 60 days following the occurrence of such event and we have 30 days to cure such event.

        If we terminate the employment of the executive without Cause or if the executive terminates his employment for Good Reason during the twelve-month period following a Change in Control, the executive is entitled to receive from us: (1) a cash amount equal to any accrued but unpaid base salary and vacation pay through the date of the executive's termination of employment, payable within 30 days following the date of the executive's termination of employment; (2) a cash amount equal to twelve months of the executive's base salary as of the date of the executive's termination of employment, which shall be paid in accordance with our normal payroll practices over the twelve-month period following the date of the executive's termination of employment; (3) a cash amount equal to one times the executive's base salary multiplied by the executive's target annual bonus level for the fiscal year during which the executive's termination of employment occurs, which shall be paid in accordance with our normal payroll practices over the twelve-month period following the date of the executive's termination of employment; and (4) reimbursement (or direct payment to the carrier) for twelve months following the executive's termination of employment for the premium costs incurred by the executive (and his spouse and dependents, where applicable) to obtain COBRA coverage, pursuant to one of the group health plans sponsored by us, and only if the executive is participating in the group health plan as of the date of termination.

        Assuming that the agreements were in place, if we had terminated the employment of Messrs. Ragen, Forsythe, Minick and Pascavis without Cause or if they terminated their employment for Good Reason on December 31, 2016 and such date was within the twelve-month period following a Change in Control, they would have been entitled to the amounts set forth in the following table:

Executive	Change in Control Severance Period	Salary	Bonus	Benefits	Value of Accelerated Equity(1)	Total Severance
York Ragen	12 months	$400,000	$200,000	$18,593	$1,247,405	$1,865,998
Russ Minick	12 months	$405,000	$202,500	$18,003	$960,385	$1,585,888
Patrick Forsythe	12 months	$357,000	$178,500	$13,393	$1,341,470	$1,890,364
Roger Pascavis	12 months	$243,000	$121,500	$126	$387,282	$751,908

(1)
Represents the value of the long-term incentive awards to be received upon a qualifying termination of employment. Under the terms of the restricted stock agreements and option agreements, if within the one year period following a change in control, the participant's employment is terminated by the Company without cause (or by the participant for good reason), the participant's outstanding restricted stock and stock options shall vest as of the date of such termination of employment. In the case of the outstanding restricted stock awards, the equity value represents the value of the shares (determined by multiplying the closing price of $29.77 per share on December 31, 2016 by the number of unvested shares of restricted stock that would vest upon termination of employment). In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $29.77 per share on December 31, 2016 and (ii) the number of unvested option shares that would vest following termination

        All severance benefits are subject to the executive's execution and the effectiveness of a release of claims and continued compliance with the nondisclosure and noncompete agreement that each executive has entered into.

 2016 DIRECTOR COMPENSATION

        The following table shows compensation information for 2016 for our Board of Directors.

Name	Fees earned ($)(3)	Stock awards ($)(1)	Total ($)
John D. Bowlin	—	140,717	140,717
David A. Ramon	60,000	80,018	140,018
Robert Dixon	67,885	80,018	147,903
Todd Adams	24,368	140,104	164,472
Bennett Morgan	10,000	140,104	150,104
Andrew Lampereur	80,000	80,018	160,018
Kathryn Roedel(2)	2,772	—	2,772

(1)
Represents shares received in connection with annual equity portion of compensation. The amounts indicated represent the aggregate grant date fair value for awards of stock, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. See Note 15 to the Consolidated Financial Statements included in our Annual Report on form 10-K for the year ended December 31, 2016 for a discussion of the relevant assumptions used in calculating these amounts.

(2)
Kathryn Roedel was elected to the Board of Directors on December 15, 2016.

(3)
Once directors have met their minimum stock ownership requirement, they may elect to receive their annual stock grant in cash.

        As of December 31, 2016, each individual who served as an outside director during 2016 had outstanding the following number of stock awards:

Name	Stock awards (#)
John D. Bowlin	15,690
David A. Ramon	14,355
Robert Dixon	8,828
Todd Adams	8,168
Bennett Morgan	8,167
Andrew Lampereur	4,868
Kathryn Roedel(1)	—

(1)
Kathryn Roedel was elected to the Board of Directors on December 15, 2016.

The fee paid to the Chairman of the Audit Committee is $5,000 per quarter, while the fee paid to the Chairman of the Compensation Committee and the Nominating and Governance Committee is $2,500 per quarter. The fee paid to the Lead Director is $6,250 per quarter. Our non-employee directors are reimbursed for out-of-pocket expenses incurred in connection with rendering board services.

RELATED PERSON TRANSACTIONS

Policies for Approval of Related Person Transactions

        We adopted a written policy relating to the approval of related person transactions. Our Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (1) our directors, director nominees, executive officers or their immediate family members, (2) any five percent record or beneficial owner of our common stock or (3) any immediate family member of any person specified in (1) and (2) above. Our Chief Financial Officer is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related party transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.

        As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the Audit Committee will consider:

  •
  the nature of the related person's interest in the transaction;

  •
  the availability of other sources of comparable products or services;

  •
  the material terms of the transaction, including, without limitation, the amount and type of transaction; and

  •
  the importance of the transaction to us.

        Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

        There were no related person transactions required to be disclosed since January 1, 2016 and no such transactions are currently proposed.

PROPOSAL 2—APPROVAL OF THE PERFORMANCE MEASURES INCLUDED IN THE 2010 EQUITY INCENTIVE PLAN

        The stockholders will be asked at the annual meeting to reapprove the material terms of the performance measures used for performance-based awards granted under the Company's Amended and Restated 2010 Equity Incentive Plan (as amended from time to time, the "Plan"), in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). The Plan was last approved by our Board of Directors and stockholders in 2012. Stockholders are being asked to reapprove the performance measures under the Plan so that certain compensation paid under the Plan may continue to qualify as performance-based compensation under Section 162(m), assuming other applicable conditions are satisfied. Stockholders are not being asked to approve an increase in the number of shares available under the Plan.

        Under the Plan, various equity-based awards may be granted to eligible participants, as described in further detail below, including performance-based compensation awards. The grant, vesting, crediting and/or payment of performance-based compensation, if any, will be based or conditioned on the achievement of objective performance measures established in writing by the Compensation Committee of our Board of Directors.

        Section 162(m) limits the deduction for federal income tax purposes of compensation for each of the chief executive officer and the three other most highly compensated executive officers (excluding the chief financial officer) of the Company as of the last day of the Company's taxable year ("162(m) Covered Employees") to $1 million per year, unless such compensation qualifies as "performance-based compensation" under Section 162(m). Various requirements must be satisfied in order for compensation paid to the 162(m) Covered Employees to qualify as performance-based compensation within the meaning of Section 162(m). One such requirement is that the compensation must be paid based upon the attainment of performance measures established by a committee of board members meeting the definition of "outside director" used for purposes of Section 162(m). In addition, the measures established by such a committee, which in our case would be the Compensation Committee, must be based upon performance measures, the material terms of which are reapproved by stockholders every five years.

        We are accordingly requesting the stockholders to reapprove the material terms of the performance measures for the Plan in accordance with Section 162(m).

        The following is a description of the material terms of the performance measures and certain other material terms of the Plan. This description is qualified in its entirety by reference to the Plan, a copy of which has been included as Appendix A to this proxy statement. Capitalized terms used herein but not defined in this Proposal 2 have the same meaning as defined under the terms of the Plan.

Material Terms of the Performance Measures

Plan Term

        The Plan initially became effective on January 14, 2010 and will terminate on January 14, 2020.

Eligible Participants

        Participants consist of such employees (approximately 4,100 as of the date of this proxy statement), directors (ten, as of the date of this proxy statement) and consultants as the Compensation Committee in its sole discretion determines and whom the Compensation Committee may designate from time to time to receive Awards.

Number of Shares Subject to the Plan and Maximum Awards

        6,637,835 were initially authorized and 2,500,000 additional shares were approved by shareholder vote (a total of 9,137,835). 4,351,602 shares remain available for future awards pursuant to the Plan, subject to adjustment to reflect stock splits and similar events.

        The maximum number of shares with respect to awards denominated in shares that may be granted to any participant in any plan year shall be 3,000,000 shares, subject to adjustments to reflect stock splits and similar events.

        In the event that any outstanding award expires, is forfeited, cancelled or otherwise terminated, the shares subject to such award, to the extent of any such forfeiture, cancellation, expiration, or termination, shall again be available for future awards. Any shares delivered to the Company as part or full payment for the purchase price of an award or to satisfy the Company's withholding obligation with respect to an award, or as part or full payment of the purchase price of the award, shall again be available for awards to the extent the Compensation Committee determines that the availability of incentive stock options will not be compromised; provided, however, that such shares shall continue to be counted as outstanding for purposes of determining whether an annual award limit has been attained. If the Compensation Committee authorizes the assumption under the Plan of awards granted under another Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, such assumption shall not (i) reduce the maximum number of shares available for issuance under the Plan or (ii) be subject to or counted against a participant's annual award limit.

Performance Measures

        To the extent permitted by Section 162(m), the Compensation Committee is authorized to design any award so that the amounts or shares payable or distributed are treated as "qualified performance-based compensation" within the meaning of Section 162(m) and related regulations.

        The vesting, crediting and/or payment of any such performance-based compensation shall be based on the achievement of objective performance goals based on one or more of the following performance measures: (a) sales or revenue; (b) earnings per share; (c) measurable achievement in quality, operation and compliance initiatives; (d) objectively determinable measure of non-financial operating and management performance objectives; (e) net earnings (either before or after interest, taxes, depreciation and amortization); (f) economic value-added (as determined by the Compensation Committee); (g) net income (either before or after taxes); (h) operating earnings; (i) cash flow (including, but not limited to, operating cash flow and free cash flow); (j) cash flow return on capital; (k) return on net assets; (l) return on stockholders' equity; (m) return on assets; (n) return on capital; (o) stockholder returns, dividends and/or other distributions; (p) return on sales; (q) gross or net profit margin; (r) productivity; (s) expenses; (t) margins; (u) operating efficiency; (v) customer satisfaction; (w) measurable achievement in quality and compliance initiatives; (x) working capital; (y) debt; (z) debt reduction; (aa) price per share of stock; (bb) market share; (cc) completion of acquisitions; (dd) business expansion; (ee) product diversification; and (ff) new or expanded market penetration. The foregoing criteria shall have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any or all of the following items, as the Compensation Committee may specify: (pp) extraordinary, unusual or non-recurring items; (qq) effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (rr) effects of currency fluctuations; (ss) effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (tt) expenses for restructuring, productivity initiatives or new business initiatives; (uu) impairment of tangible or intangible assets; (vv) litigation or claim judgments or settlements; (ww) non-operating items; (xx) acquisition expenses; (yy) discontinued operations; and (zz) effects of asset sales or divestitures. Any performance measure may be used to measure the performance of the Company and/or any of the subsidiaries or affiliates as a whole, any business unit thereof or any combination thereof against any goal including past performance or compared to the performance of a group of comparable companies, or a published or special index, in each case that the Compensation Committee, in its sole discretion, deems appropriate.

Summary Description of the Plan

        Under the Plan, the Company may grant: stock options, restricted stock or shares, other stock-based awards, stock appreciation rights ("SARs") and performance based compensation. The purpose of the Plan is to attract, retain and motivate employees, directors and consultants of the Company to promote the success of the Company's business by providing appropriate incentives.

Administration.

        The Plan is administered by the Compensation Committee, which has full power to interpret and administer the Plan and award agreements and full authority to select the participants to whom awards will be granted, to determine the type and amount of awards to be granted to each such participant and the terms and conditions of awards and award agreements, and to make such award grants to such participants and enter into the related award agreements.

Adjustments in Authorized Shares.

        In the event of any corporate event or transaction involving the Company, a subsidiary and/or an affiliate (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind, amalgamation, or other like change in capital structure (other than normal cash dividends to stockholders of the Company), or any similar corporate event or transaction, the Compensation Committee, to prevent dilution or enlargement of participants' rights under the Plan, shall substitute or adjust, in its sole discretion, the number and kind of shares or other property that may be issued under the Plan or under particular forms of awards, the number and kind of shares or other property subject to outstanding awards, the exercise price, grant price or purchase price applicable to outstanding awards, the annual award limits, and/or other value determinations applicable to the Plan or outstanding awards.

Amendment, Modification, Suspension, and Termination.

        Subject to the terms of the Plan, the Compensation Committee may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof or any award (or award agreement) thereunder at any time, in its sole discretion. Without limiting the generality of the foregoing, the Compensation Committee may in its sole discretion amend the terms of outstanding awards to reduce the option price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an option price that is less than the option price of the original options or SARs, and may take such any such action without stockholder approval.

Change of Control.

        Upon the occurrence of a change of control, the Compensation Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding awards, including without limitation the following (or any combination thereof):

  a)
  continuation or assumption of such outstanding awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent;

  b)
  substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding awards (excluding the consideration payable upon settlement of the awards);

  c)
  accelerated exercisability, vesting and/or lapse of restrictions under outstanding awards immediately prior to the occurrence of such event;

  d)
  upon written notice, provide that any outstanding awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Compensation Committee (contingent upon the consummation of the event), and at the end of such period, such awards shall terminate to the extent not so exercised within the relevant period; and

  e)
  cancellation of all or any portion of outstanding awards for fair value.

Federal Income Tax Consequences

        The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant's particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Stock Options

        A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

SARs

        A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

Restricted Stock Awards

        A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value of the shares on the date of grant over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

        A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

Performance Awards and Performance Units

        A participant will not recognize taxable income at the time performance awards, performance units or other stock-based awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of such awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

        The Board of Directors unanimously recommends a vote "FOR" approval of the performance measures included in the 2010 Equity Incentive Plan.

 2016 Equity Compensation Plan Information at Fiscal Year-End

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,482,724	$27.49	4,351,602
Equity compensation plans not approved by security holders(1)	—	—	—

(1)
Not applicable. There are no equity compensation plans not approved by the security holders.

PROPOSAL 3—APPROVAL OF THE ANNUAL PERFORMANCE BONUS PLAN

        The Company is asking stockholders to approve the Annual Performance Bonus Plan (as amended from time to time, the "Bonus Plan") under which employees of the Company will be eligible to receive annual incentive bonuses if pre-established annual performance goals are achieved.

        Should the Bonus Plan and the performance measures thereunder receive stockholder approval, it is intended that the Bonus Plan will qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), which would generally allow awards granted under the Bonus Plan to be tax deductible by the Company in full, assuming other applicable conditions are satisfied.

  Description of the Bonus Plan

        The purpose of the Bonus Plan is to motivate and reward employees of the Company by providing for annual incentive bonuses if pre-established annual performance goals are achieved. The Bonus Plan will be administered by a compensation committee (the "Committee") comprised exclusively of "outside directors," within the meaning of Section 162(m).

        The following description is qualified in its entirety by reference to the Bonus Plan, a copy of which has been included as Appendix B to this proxy statement. Capitalized terms used herein but not defined in this Proposal 3 have the same meaning as defined under the terms of the Bonus Plan.

        Any employee who may be a "Covered Employee" (within the meaning of Section 162(m)), and any other employee, determined by the Committee in its discretion may be designated for participation in the Bonus Plan. As of April 2017, approximately 3,000 employees are eligible to participate in the

Bonus Plan. The Committee will designate in writing those Covered Employees of the Company who will participate in the Bonus Plan for any fiscal year or other accounting period selected by the Committee no later than the applicable deadline for the establishment of performance goals permitting the compensation payable to each Covered Employee for such fiscal year or period to qualify as "qualified performance-based compensation" under Section 162(m).

        Under the Bonus Plan, payment of awards to participating employees is subject to the attainment of written performance goals.

        Performance goals will be based on any of the following business criteria either alone or in any combination, on either a consolidated or business unit or divisional level, as the Committee may determine: (a) sales or revenue; (b) earnings per share; (c) measurable achievement in quality, operation and compliance initiatives; (d) objectively determinable measure of non-financial operating and management performance objectives; (e) net earnings (either before or after interest, taxes, depreciation and amortization); (f) economic value-added (as determined by the Committee); (g) net income (either before or after taxes); (h) operating earnings; (i) cash flow (including, but not limited to, operating cash flow and free cash flow); (j) cash flow return on capital; (k) return on net assets; (l) return on stockholders' equity; (m) return on assets; (n) return on capital; (o) stockholder returns, dividends and/or other distributions; (p) return on sales; (q) gross or net profit margin; (r) productivity; (s) expenses; (t) margins; (u) operating efficiency; (v) customer satisfaction; (w) measurable achievement in quality and compliance initiatives; (x) working capital; (y) debt; (z) debt reduction; (aa) price per share of stock; (bb) market share; (cc) completion of acquisitions; (dd) business expansion; (ee) product diversification; and (ff) new or expanded market penetration. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: (pp) extraordinary, unusual or non-recurring items; (qq) effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (rr) effects of currency fluctuations; (ss) effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (tt) expenses for restructuring, productivity initiatives or new business initiatives; (uu) impairment of tangible or intangible assets; (vv) litigation or claim judgments or settlements; (ww) non-operating items; (xx) acquisition expenses; (yy) discontinued operations; and (zz) effects of asset sales or divestitures.

        A participant in the Bonus Plan will be eligible to receive an award if the performance goals established by the Committee for such participant are attained in whole or in part. The Committee has the discretion to reduce the amount of any bonus payable under the Bonus Plan. The maximum amount of compensation that may be paid to any participant under the Bonus Plan for any fiscal year is $3,000,000. Each bonus will be paid in a single lump sum cash payment (less applicable withholding taxes) as soon as practicable following the Committee's certification that a participant has achieved the performance goals.

        No compensation will be paid under the Bonus Plan if the Bonus Plan is not approved by a majority of the stockholders of the Company. The Company may amend or terminate the Bonus Plan at any time except that no amendment shall cause any performance-based bonus payable under the Bonus Plan not to qualify under 162(m).

        The Board of Directors unanimously recommends a vote "FOR" the approval of the Annual Performance Bonus Plan and the performance measures thereunder.

 PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors recommends that the stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017.

        Although the Company is not required to seek stockholder approval of this appointment, the Board of Directors believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

        The Board of Directors unanimously recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

 Principal Accounting Fees and Services

        Ernst & Young served as our independent registered public accounting firm until April 20, 2016. The following table presents fees paid for the audit of our annual consolidated financial statements and all other professional services rendered by Ernst & Young for the year ended December 31, 2015. Deloitte & Touche LLP audited our financial statements for the year ended December 31, 2016 and currently serves as our independent registered public accounting firm. The following table presents fees paid for the audit of our annual consolidated financial statements and all other professional services for each of the last two years:

	For the Years Ended December 31,
	2016	2015
Audit Fees(1)	$1,034,291	$770,900
Audit-related fees(1)	$85,343	$—
Tax fees(2)	$158,000	$86,200
All other fees	$2,000	$13,900

Total Fees	$1,279,634	$871,000

(1)
Increase in audit fees and audit-related fees in 2016 relate to the acquisition of Pramac and the implementation of a new ERP system.

(2)
Increase in tax fees in 2016 relate to tax credit consulting performed by Deloitte & Touche LLP.

        The services provided by Deloitte & Touche were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, based on advice from Deloitte & Touche, that the provision of such services has not adversely affected Deloitte & Touche's independence.

        According to its charter, the Audit Committee is responsible for approving all audit engagement fees, terms and non-audit engagements with the independent auditors on behalf of the Company in advance of providing any service.

PROPOSAL 5—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As required by Regulation 14A of the Securities Exchange Act, we are offering our stockholders an opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board and the Compensation Committee will consider the voting results when making future compensation decisions.

        At the 2016 Annual Meeting of Stockholders, we provided our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement for the 2016 Annual Meeting, and our stockholders overwhelmingly approved the proposal, with more than 98% of the votes cast in favor. Previously, at the 2013 Annual Meeting, we also asked our stockholders to indicate if we should hold an advisory vote on the compensation of our named executive officers every one, two or three years, with our Board recommending an annual advisory vote. Because our Board views it as a good corporate governance practice, and because at our 2013 Annual Meeting more than 98% of the votes cast were in favor of an annual advisory vote, we again are asking our stockholders to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.

        As described in the "Compensation Discussion and Analysis" section of this proxy statement, we believe that our executive compensation program enables us to attract, retain, and motivate a high-performance executive management team that improves our fundamental financial performance and provides value to the long-term interests of Generac and its stockholders.

        We ask for your advisory vote on the following resolution:

  •
  "RESOLVED, that the stockholders hereby approve the compensation of Generac's named executive officers, as described in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission."

        The Board of Directors unanimously recommends a vote "FOR" approval of this proposal.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company's financial statements and financial reporting process and the Company's systems of internal accounting and financial controls; (ii) the performance of the internal audit services function; (iii) the annual independent audits of the Company's financial statements and management's report regarding the effectiveness of the Company's system of internal control over financial reporting, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company's disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities set out in the committee's charter. The Audit Committee has the responsibility for the engagement and retention of the Company's independent registered public accounting firm and the approval of all audit and other engagement fees.

        In discharging its responsibilities, the Audit Committee is not itself responsible for the planning or conducting of audits or for any determination that the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. The Company's management is primarily responsible for its financial statements and the quality and integrity of the reporting process. The independent registered public accounting firm Deloitte & Touche, LLP is responsible for auditing those financial statements with accounting principles generally accepted in the United States of America.

        In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2016, management's report of the effectiveness of the Company's system of internal control over financial reporting and Deloitte & Touche's report of the effectiveness of the Company's system of internal control over financial reporting with the Company's management and representatives of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, as well as by SEC regulations. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

        Deloitte & Touche audited the financial records of the Company and its subsidiaries for the year ended December 31, 2016 and have served as the Company's independent registered public accounting firm since 2016. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        In reliance on its review of the audited consolidated financial statements, the review of the report of management on the effectiveness of the Company's internal control over financial reporting and Deloitte & Touche's report thereon, the discussions referred to above and the receipt of the written disclosures referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors on April 17, 2017.

Andrew Lampereur, Chair David Ramon Robert Dixon Dominick Zarcone

 OTHER BUSINESS

        The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

PROPOSALS BY STOCKHOLDERS

        Proposals that stockholders wish to submit for inclusion in our proxy statement and related form of proxy for our 2018 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act must be received by us at S45 W29290 Hwy. 59, Waukesha, WI 53189, attention of Raj Kanuru, Senior Vice President, General Counsel and Secretary, no later than December 30, 2016, unless the date of our 2018 annual meeting is more than 30 days before or after June 15, 2018, in which case the deadline will be a reasonable time before we begin to print and mail our proxy materials. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

        With respect to proposals submitted by a stockholder other than for inclusion in our proxy statement and related form of proxy for our 2018 annual meeting of stockholders, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no later than the close of business on March 17, 2018 nor earlier than the close of business on February 15, 2018, unless the date of our 2018 annual meeting is more than 30 days before or 60 days after June 15, 2018, in which case notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by our Bylaws. Any proxies solicited by the Board of Directors for the 2017 annual meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

        It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

By Order of the Board of Directors,

AARON JAGDFELD President and Chief Executive Officer

Appendix A

Generac Holdings Inc.

Amended and Restated

2010 Equity Incentive Plan

Article 1.    Establishment & Purpose

        1.1    Establishment.    Generac Holdings Inc., a Delaware corporation (the "Company"), hereby amends and restates the 2010 Equity Incentive Plan (the "Plan") as set forth herein.

        1.2    Purpose of Plan.    The purpose of this Plan is to attract, retain and motivate officers, employees, non-employee directors, and consultants of the Company and its Subsidiaries and Affiliates and to promote the success of the Company's business by providing the Participants with appropriate incentives.

Article 2.    Definitions

        Whenever capitalized in this Plan, the following terms shall have the meanings set forth below.

        2.1    "Affiliate"    means any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, or any other entity designated by the Board in which the Company or an Affiliate has a substantial direct or indirect equity interest.

        2.2    "Annual Award Limit"    shall have the meaning set forth in Section 5.1(b) hereof.

        2.3    "Award"    means any Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award, or Performance-Based Compensation that is granted under this Plan.

        2.4    "Award Agreement"    means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written statement issued by the Company, a Subsidiary, or Affiliate to a Participant describing the terms and conditions of the actual grant of such Award.

        2.5    "Board"    means the Board of Directors of the Company.

        2.6    "CCMP"    means CCMP Capital Investors II, L.P.

        2.7    "CCMP Affiliate"    means any Person who, directly or indirectly, controls any CCMP Person or is controlled by any CCMP Person or is under common control with any CCMP Person, where "control" means the power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a CCMP Person, whether through ownership of voting shares or other equivalent interests of the controlled CCMP Person, by contract (including proxy) or otherwise.

        2.8    "CCMP Cayman"    means CCMP Capital Investors (Cayman), L.P.

        2.9    "CCMP Co-Invest"    means CCMP Generac Co-Invest, L.P.

        2.10    "CCMP Entity"    means, collectively, CCMP, CCMP Cayman, CCMP Co-Invest and any CCMP Affiliate.

        2.11    "CCMP Person"    means any of CCMP, CCMP Cayman and CCMP Co-Invest.

        2.12    "Change of Control"    unless otherwise specified in the Award Agreement, means an event or series of events that results in any of the following:

    (a)
    Change in Ownership of the Company.    A change in the ownership of the Company occurs on the date that any one Person or more than one Person acting as a group (as determined under Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than a Subsidiary or one or more CCMP Entities or a "group" (as such term is used in Section 13(d) of the Exchange Act) in which a CCMP Entity is a member, acquires ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of stock of the Company;

    (b)
    Change in Board of Directors of the Company.    A change in the effective control of the Company occurs on the date individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board during any twelve month period, provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a "Change of Control", and after any such reduction the "Incumbent Board" shall mean the Board as so reduced; or

    (c)
    Change in Ownership of a Substantial Portion of the Company's Assets.    A change in the ownership of a substantial portion of the Company's assets occurs on the date that any one Person, or more than one Person acting as a group (as determined under Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), other than a Subsidiary or one or more CCMP Entities or a "group" (as such term is used in Section 13(d) of the Exchange Act) in which a CCMP Entity is a member, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value of more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined in good faith by the Board without regard to any liabilities associated with such assets.

        2.13    "Code"    means the U.S. Internal Revenue Code of 1986, as amended from time to time.

        2.14    "Committee"    means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan. To the extent applicable, the Committee shall have at least two members, each of whom shall be (a) a Non-Employee Director, (b) an Outside Director, and (c) an "independent director" within the meaning of the listing requirements of any exchange on which the Company is listed.

        2.15    "Consultant"    means any person who provides bona fide services to the Company or any Subsidiary or Affiliate as a consultant or advisor, excluding any Employee or Director.

        2.16    "Covered Employee"    means for any Plan Year, a Participant designated by the Company as a potential "covered employee" as such term is defined in Section 162(m) of the Code.

        2.17    "Director"    means a member of the Board who is not an Employee.

        2.18    "Effective Date"    means January 14, 2010.

        2.19    "Employee"    means an officer or other employee of the Company, a Subsidiary or Affiliate, including a member of the Board who is an employee of the Company, a Subsidiary or Affiliate.

        2.20    "Exchange Act"    means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

        2.21    "Fair Market Value"    means, as of any date, the per Share value determined as follows, in accordance with applicable provisions of Section 409A of the Code:

    (a)
    The average of the high and low trading price on a recognized stock exchange or any established over-the-counter trading system on which dealings take place, or if no trades were made on any such day, the immediately preceding day on which trades were made; or

    (b)
    In the absence of an established market for the Shares of the type described in (a) above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith and in accordance with the applicable provisions of Section 409A of the Code.

        2.22    "Incentive Stock Option"    means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

        2.23    "Non-Employee Director"    means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

        2.24    "Nonqualified Stock Option"    means an Option that is not an Incentive Stock Option.

        2.25    "Other Stock-Based Award"    means any right granted under Article 9 hereof.

        2.26    "Option"    means any stock option granted from time to time under Article 6 hereof.

        2.27    "Option Price"    means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 hereof.

        2.28    "Outside Director"    means a member of the Board who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

        2.29    "Participant"    means any eligible person as set forth in Section 4.1 hereof to whom an Award is granted.

        2.30    "Performance-Based Compensation"    means compensation under an Award that is intended to constitute "qualified performance-based compensation" within the meaning of the regulations promulgated under Section 162(m) of Code or any successor provision.

        2.31    "Performance Measures"    means measures as described in Section 10.2 on which the performance goals are based in order to qualify Awards as Performance-Based Compensation.

        2.32    "Performance Period"    means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

        2.33    "Person"    means any natural person, sole proprietorship, general partnership, limited partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, governmental authority, or any other organization, irrespective of whether it is a legal entity and includes any successor (by merger or otherwise) of such entity.

        2.34    "Plan Year"    means the applicable fiscal year of the Company.

        2.35    "Restricted Stock"    means any Award granted under Article 8 hereof.

        2.36    "Restriction Period"    means the period during which Restricted Stock awarded under Article 8 of this Plan is subject to forfeiture.

        2.37    "Share"    means a share of common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article 12 hereof.

        2.38    "Stock Appreciation Right"    means any right granted under Article 7 hereof.

        2.39    "Subsidiary"    means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any parent of the Company) if each of the corporations, other than the last corporation in each unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        2.40    "Ten Percent Shareholder"    means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.

Article 3.    Administration

        3.1    Authority of the Committee.    This Plan shall be administered by the Committee, which shall have full power to interpret and administer this Plan and Award Agreements and full authority to select the Participants to whom Awards will be granted, to determine the type and amount of Awards to be granted to each such Participant and the terms and conditions of Awards and Award Agreements, and to make such Award grants to such Participants and enter into the related Award Agreements. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, but subject to the limitations in Article 11, Section 6.6, and Section 10.6 hereof, clarify, construe or resolve any ambiguity in any provision of this Plan or any Award Agreement, extend the term or period of exercisability of any Awards, or waive any terms or conditions applicable to any Award. Awards may, in the discretion of the Committee, be made under this Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or Affiliates or a company acquired by the Company or with which the Company combines. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments, and guidelines for administering this Plan as the Committee deems necessary or proper. Notwithstanding anything in this Section 3.1 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to Non-Employee Directors under this Plan. All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals.

        3.2    Delegation.    The Committee may delegate to one or more of its members, one or more officers of the Company or any of its Subsidiaries or Affiliates, and one or more agents or advisors such administrative duties or powers as it may deem advisable; provided, that, the Committee shall not delegate to officers of the Company or any of its Subsidiaries or Affiliates the power to make grants of Awards to officers of the Company or any of its Subsidiaries or Affiliates; provided, further, that, no delegation shall be permitted under this Plan that is prohibited by applicable law.

Article 4.    Eligibility and Participation

        4.1    Eligibility.    Participants will consist of such Employees, Directors and Consultants as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

        4.2    Type of Awards.    Awards under this Plan may be granted in any one or a combination of: (a) Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) Other Stock-Based Awards, and

(e) Performance-Based Compensation Awards. This Plan sets forth the performance goals and procedural requirements to permit the Company to design Awards that qualify as Performance-Based Compensation, as described in Article 10 hereof. Awards granted under this Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of this Plan and any such Award Agreement, the provisions of this Plan shall prevail.

Article 5.    Shares Subject to Plan and Maximum Awards

        5.1    Number of Shares Available for Awards.

    (a)
    General.    Subject to adjustment as provided in Article 12 hereof, the maximum number of Shares available for issuance to Participants pursuant to Awards under this Plan shall be 9,137,835 Shares. The number of Shares available for granting Incentive Stock Options under this Plan shall not exceed 1.5 million Shares, subject to Article 12 hereof and the provisions of Sections 422 and 424 of the Code and any successor provisions. The Shares available for issuance under this Plan may consist of either authorized and unissued Shares or treasury Shares.

    (b)
    Annual Award Limits.    The maximum number of Shares with respect to Awards denominated in Shares that may be granted to any Participant in any Plan Year shall be 3,000,000 Shares, subject to adjustments made in accordance with Article 12 hereof, subject to adjustments made in accordance with Article 12 hereof (the "Annual Award Limit").

    (c)
    Additional Shares.    In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration, or termination, shall again be available for Awards. Any Shares delivered to the Company as part or full payment for the purchase price of an Award, or to satisfy the Company's withholding obligation with respect to an Award, shall again be available for Awards to the extent the Committee determines that the availability of Incentive Stock Options will not be compromised; provided, however, that such Shares shall continue to be counted as outstanding for purposes of determining whether an Annual Award Limit has been attained. If the Committee authorizes the assumption under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not (i) reduce the maximum number of Shares available for issuance under this Plan or (ii) be subject to or counted against a Participant's Annual Award Limit.

Article 6.    Stock Options

        6.1    Grant of Options.    The Committee is hereby authorized to grant Options to Participants. Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of this Plan. Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options, provided that Options granted to Directors shall be Nonqualified Stock Options. An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify as an Incentive Stock Option, be treated as a Nonqualified Stock Option. Neither the Committee nor the Company or any of its Subsidiaries or Affiliates shall be liable to any Participant or to any other Person if it is determined that an Option intended to be an Incentive Stock

Option does not qualify as an Incentive Stock Option. Options shall be evidenced by Award Agreements which shall state the number of Shares covered by such Option. Such Award Agreements shall conform to the requirements of this Plan, and may contain such other provisions, as the Committee shall deem advisable.

        6.2    Terms of Option Grant.    The Option Price shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Share on the date of grant. In the case of any Incentive Stock Option, the Option Price shall be (a) if granted to a person other than a Ten Percent Shareholder, not less than 100% of the Fair Market Value of a Share on the date of grant or (b) if granted to a Ten Percent Shareholder, not less than 110% of the Fair Market Value of a Share on the date of grant.

        6.3    Option Term.    The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten years (or, in the case on an Incentive Stock Option granted to a Ten Percent Shareholder, five years).

        6.4    Time of Exercise.    Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

        6.5    Method of Exercise.    Except as otherwise provided in this Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date full payment is received by the Company pursuant to clauses: (a), (b), (c) (d), or (e) in the following sentence (including the applicable tax withholding pursuant to Section 14.3 hereof). The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company at the election of the Participant (a) in cash or its equivalent (e.g., by cashier's check), (b) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (c) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (b) above), (d) to the extent permitted by the Committee, by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the Option Price, or (e) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of this Plan.

        6.6    Limitations on Incentive Stock Options.    Incentive Stock Options may be granted only to employees of the Company or of a "parent corporation" or "subsidiary corporation" (as such terms are defined in Section 424 of the Code) at the date of grant. To the extent the aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any "parent corporation" or "subsidiary corporation" exceeds $100,000, the amount in excess of $100,000 (and the portion of any Option relating thereto) shall be treated as a Nonqualified Stock Option. For purposes of the preceding sentence, Incentive Stock Options will be taken into account generally in the order in which they are granted. Each provision of this Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

Article 7.    Stock Appreciation Rights

        7.1    Grant of Stock Appreciation Rights.    The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of this Plan and may contain such other provisions, as the Committee shall deem advisable. Subject to the terms of this Plan and any applicable Award Agreement, a Stock Appreciation Right granted under this Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of a specified number of Shares on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant. Such payment may be in the form of cash, Shares, other property or any combination thereof, as the Committee shall determine in its sole discretion.

        7.2    Terms of Stock Appreciation Right.    Subject to the terms of this Plan and any applicable Award Agreement, the grant price (which shall not be less than 100% of the Fair Market Value of a Share on the date of grant), term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such other conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. No Stock Appreciation Right shall have a term of more than ten years from the date of grant.

Article 8.    Restricted Stock

        8.1    Grant of Restricted Stock.    The Committee is hereby authorized to grant and otherwise issue Restricted Stock to Participants. An Award of Restricted Stock is a grant by the Committee of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events. Participants shall be awarded Restricted Stock in exchange for consideration not less than the minimum consideration required by applicable law. Restricted Stock shall be evidenced by an Award Agreement, which shall conform to the requirements of this Plan and may contain such other provisions, as the Committee shall deem advisable.

        8.2    Terms of Restricted Stock Awards.    Each Award Agreement evidencing a Restricted Stock grant shall specify Restriction Period(s), the number of Shares of Restricted Stock subject to the Award, the performance, employment or other conditions (including the termination of a Participant's service whether due to death, disability or other reason) under which the Restricted Stock may be forfeited to the Company and such other provisions as the Committee shall determine. Any Restricted Stock granted under this Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such Shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period). At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant's legal representative).

        8.3    Voting and Dividend Rights.    The Committee shall determine and set forth in a Participant's Award Agreement whether or not a Participant holding Restricted Stock granted hereunder shall have the right to exercise voting rights with respect to the Restricted Stock during the Restriction Period (the Committee may require a Participant to grant an irrevocable proxy and power of substitution) and/or have the right to receive dividends on the Restricted Stock during the Restriction Period (and, if so, on what terms).

        8.4    Performance Goals.    The Committee may condition the grant of Restricted Stock or the expiration of the Restriction Period upon the Participant's achievement of one or more performance goal(s) specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Restricted Stock to such Participant or the Participant shall forfeit the Award of Restricted Stock to the Company, as applicable.

        8.5    Section 83(b) Election.    If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.    Other Stock-Based Awards

        The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of Shares (the "Other Stock-Based Awards"), including without limitation, restricted stock units, dividend equivalent rights, and other phantom awards. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Each Other Stock-Based Award shall be evidenced by an Award Agreement which shall conform to the requirements of this Plan. Subject to the provisions of this Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

Article 10.    Performance-Based Compensation

        10.1    Grant of Performance-Based Compensation Awards.    To the extent permitted by Section 162(m) of the Code, the Committee is authorized to design any Award so that the amounts or Shares payable or distributed pursuant to such Award are treated as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and related regulations.

        10.2    Performance Measures.    The vesting, crediting and/or payment of Performance-Based Compensation shall be based on the achievement of objective performance goals based on one or more of the following Performance Measures: (a) sales or revenue; (b) earnings per share; (c) measurable achievement in quality, operation and compliance initiatives; (d) objectively determinable measure of non-financial operating and management performance objectives; (e) net earnings (either before or after interest, taxes, depreciation and amortization); (f) economic value-added (as determined by the Committee); (g) net income (either before or after taxes); (h) operating earnings; (i) cash flow (including, but not limited to, operating cash flow and free cash flow); (j) cash flow return on capital; (k) return on net assets; (l) return on stockholders' equity; (m) return on assets; (n) return on capital; (o) stockholder returns, dividends and/or other distributions; (p) return on sales; (q) gross or net profit margin; (r) productivity; (s) expenses; (t) margins; (u) operating efficiency; (v) customer satisfaction; (w) measurable achievement in quality and compliance initiatives; (x) working capital; (y) debt; (z) debt reduction; (aa) price per share of stock; (bb) market share; (cc) completion of acquisitions; (dd) business expansion; (ee) product diversification; and (ff) new or expanded market penetration. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: (pp) extraordinary, unusual or non-recurring items; (qq) effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (rr) effects of currency fluctuations; (ss) effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (tt) expenses for restructuring, productivity initiatives or new business initiatives; (uu) impairment of tangible or intangible assets; (vv) litigation or claim judgments or settlements; (ww) non-operating items; (xx) acquisition expenses; (yy) discontinued operations; and (zz) effects of assets sales or divestitures. Any Performance Measure may be used to measure the performance of the Company and/or any of the Subsidiaries or Affiliates as a whole, any business unit thereof or any combination thereof against any goal including past performance or compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate.

        10.3    Establishment of Performance Goals for Covered Employees.    No later than 90 days after the commencement of a Performance Period (but in no event after 25% of such Performance Period has elapsed), the Committee shall establish in writing: (a) the performance goals applicable to the Performance Period; (b) the targets to be used to measure the performance goals in terms of an objective formula or standard; (c) the formula for computing the amount of compensation payable to the Participant if such performance goals are obtained; and (d) the Participants or class of Participants to which such performance goals apply. The outcome of such performance goals must be substantially uncertain when the Committee establishes the goals.

        10.4    Adjustment of Performance-Based Compensation.    Awards that are designed to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

        10.5    Approval of Performance-Based Compensation.    The vesting and settlement of Performance-Based Compensation Awards shall be contingent upon the approval of this Plan by a majority of the stockholders of the Company, including the applicable Performance Measures relating thereto. To the extent necessary for purposes of Section 162(m) of the Code, this Plan shall be resubmitted to stockholders for their reapproval with respect to bonuses payable for the taxable years of the Company commencing on and after the fifth (5th) anniversary of the initial stockholder approval, or at such earlier time required by Section 162(m) of the Code.

        10.6    Certification of Performance.    Except for Awards that pay compensation attributable solely to an increase in the value of Shares, no Award designed to qualify as Performance-Based Compensation shall be vested, credited or paid, as applicable, with respect to any Participant until the Committee certifies in writing that the performance goals and any other material terms applicable to such Performance Period have been satisfied.

        10.7    Terms of Performance-Based Compensation Awards.    Each provision of this Plan and each Award Agreement relating to Performance-Based Compensation shall be construed so that each such Award shall be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and related regulations, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.

Article 11.    Compliance with Section 409A of the Code

        11.1    General.    The Company intends that all Awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder ("Section 409A"), such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the payments. Notwithstanding the Company's intention, in the event any Award is subject to Section 409A, the Committee may, in its sole discretion and without a Participant's prior consent, amend this Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt this Plan and/or any Award from the application of Section 409A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

        11.2    Payments to Specified Employees.    Notwithstanding any contrary provision in this Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under this Plan to a "specified employee" (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are scheduled to be made.

        11.3    Separation from Service.    A termination of service shall not be deemed to have occurred for purposes of any provision of this Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of service, unless such termination is also a "separation from service" within the meaning of Section 409A and the payment thereof prior to a "separation from service" would violate Section 409A. For purposes of any such provision of this Plan or any Award Agreement relating to any such payments or benefits, references to a "termination," "termination of employment," "termination of service," or like terms shall mean "separation from service."

Article 12.    Adjustments

        12.1    Adjustments in Authorized Shares.    In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, amalgamation, or other like change in capital structure (other than normal cash dividends to stockholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants' rights under this Plan, shall substitute or adjust, in its sole discretion, the number and kind of Shares or other property that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares or other property subject to outstanding Awards, the Option Price, grant price or purchase price applicable to outstanding Awards, the Annual Award Limits, and/or other value determinations applicable to this Plan or outstanding Awards.

        12.2    Change of Control.    Upon the occurrence of a Change of Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (a) continuation or assumption of such outstanding Awards under this Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding Awards (excluding the consideration payable upon settlement of the Awards); (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (e) cancellation of all or any portion of outstanding Awards for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options and Stock Appreciation Rights or similar Awards, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being canceled.

Article 13.    Duration, Amendment, Modification, Suspension, and Termination

        13.1    Duration of Plan.    Unless sooner terminated as provided in Section 13.2 hereof, this Plan shall terminate on the tenth anniversary of the Effective Date.

        13.2    Amendment, Modification, Suspension, and Termination of Plan.    Subject to the terms of this Plan, the Committee may amend, alter, suspend, discontinue or terminate this Plan or any portion thereof or any Award (or Award Agreement) hereunder at any time, in its sole discretion. Without limiting the generality of the foregoing, the Committee may in its sole discretion amend the terms of outstanding Awards to reduce the Option Price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an Option Price that is less than the Option Price of the original Options or Stock Appreciation Rights, and may take such any such action without stockholder approval.

Article 14.    General Provisions

        14.1    No Right to Service or Award.    The granting of an Award under this Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

        14.2    Settlement of Awards; Fractional Shares.    Each Award Agreement shall establish the form in which the Award shall be settled. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be issued, rounded, forfeited, or otherwise eliminated.

        14.3    Tax Withholding.    The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. With respect to required withholding, Participants may elect (subject to the Company's automatic withholding right set out above), subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

        14.4    No Guarantees Regarding Tax Treatment.    Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under this Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under this Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

        14.5    Non-Transferability of Awards.    Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. No transfer shall be permitted for value or consideration. An award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

        14.6    Conditions and Restrictions on Shares.    The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

        14.7    Awards to Non-U.S. Employees or Directors.    To comply with the laws in countries other than the United States in which the Company or any Subsidiary or Affiliate operates or has Employees, Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries or Affiliates shall be covered by this Plan; (b) determine which Employees, Directors or Consultants outside the United States are eligible to participate in this Plan; (c) modify the terms and conditions of any Award granted to Employees, Directors or Consultants outside the United States to comply with applicable foreign laws; (d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and (e) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

        14.8    Rights as a Stockholder.    Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

        14.9    Severability.    If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of this Plan and any such Award shall remain in full force and effect.

        14.10    Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person. To the extent that any Person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. This Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

        14.11    No Constraint on Corporate Action.    Nothing in this Plan shall be construed to (a) limit, impair, or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.

        14.12    Successors.    All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

        14.13    Governing Law.    This Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

 Appendix B

Generac Holdings Inc.
Annual Performance Bonus Plan

Article 1.    Establishment & Purpose

        1.1    Establishment.    Generac Holdings Inc., a Delaware corporation ("Generac" and in combination with its subsidiaries, the "Company"), hereby establishes the Annual Performance Bonus Plan (the "Plan") as set forth herein.

        1.2    Purpose of Plan.    The purpose of this Plan is to motivate and reward employees of the Company by providing for annual incentive bonuses if pre-established annual performance goals are achieved. The Plan is also intended to qualify as a performance-based compensation plan under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Article 2.    Administration

        The Plan shall be administered by a compensation committee (the "Committee") comprised exclusively of members of the board of directors of Generac (the "Board") who are "outside directors" within the meaning of Code Section 162(m) and Treasury Regulation § 1.162-27(c)(4). The Committee shall have the authority, subject to the provisions herein, (a) to select the employees to participate in the Plan; (b) to establish and administer the Performance Goals (as defined herein) and the bonus opportunities applicable to each participant and certify whether the goals have been attained; (c) to construe and interpret the Plan and any agreement or instrument entered into under or in connection with the Plan; and (d) to make all other determinations that may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final and binding upon the participants, the Company, and all other interested individuals.

Article 3.    Eligibility

        Eligibility shall be limited to employees of the Company who may be a "covered employee" within the meaning of Code Section 162(m)(4) and Treasury Regulation § 1.162-27(c)(2) and such other employees, as determined by the Committee in its discretion. The Committee, in its discretion, shall designate in writing those eligible employees of the Company who shall participate in the Plan (each, a "Covered Employee") for any fiscal year or other accounting period selected by the Committee no later than the applicable deadline (the "Determination Date") for the establishment of Performance Goals permitting the compensation payable to each such Covered Employee for such fiscal year or period to qualify as "qualified performance-based compensation" under Treasury Regulation § 1.162-27(e). Designation as a Covered Employee shall be conclusive for the fiscal year or period to which the designation applies whether or not such employee is deemed a "covered employee" (within the meaning of Code Section 162(m)) at the end of such period. Designation as a Covered Employee for any fiscal year or period shall not entitle an employee to participate in the Plan for any other fiscal year or period.

Article 4.    Performance Goals

        4.1    Establishment of Performance Goals.    A Covered Employee's bonus shall be determined based on the attainment of written performance goals (the "Performance Goals") established by the Committee as of the beginning of each of the Company's fiscal years or other accounting periods selected by the Committee ("Performance Periods"). The Performance Goals shall be established (a) while the outcome for the Performance Period is substantially uncertain and (b) no later than ninety (90) days after the commencement of the Performance Period to which the Performance Goal relates (or, if the Performance Period is less than one (1) year, no later than the number of days which is equal to twenty-five percent (25%) of such Performance Period). The Performance Goals need not be the same for all Covered Employees.

        4.2    Performance Measures.    Performance Goals shall be based on any of the following business criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, as the Committee may determine: (a) sales or revenue; (b) earnings per share; (c) measurable achievement in quality, operation and compliance initiatives; (d) objectively determinable measure of non-financial operating and management performance objectives; (e) net earnings (either before or after interest, taxes, depreciation and amortization); (f) economic value-added (as determined by the Committee); (g) net income (either before or after taxes); (h) operating earnings; (i) cash flow (including, but not limited to, operating cash flow and free cash flow); (j) cash flow return on capital; (k) return on net assets; (l) return on stockholders' equity; (m) return on assets; (n) return on capital; (o) stockholder returns, dividends and/or other distributions; (p) return on sales; (q) gross or net profit margin; (r) productivity; (s) expenses; (t) margins; (u) operating efficiency; (v) customer satisfaction; (w) measurable achievement in quality and compliance initiatives; (x) working capital; (y) debt; (z) debt reduction; (aa) price per share of stock; (bb) market share; (cc) completion of acquisitions; (dd) business expansion; (ee) product diversification; and (ff) new or expanded market penetration. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: (pp) extraordinary, unusual or non-recurring items; (qq) effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (rr) effects of currency fluctuations; (ss) effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (tt) expenses for restructuring, productivity initiatives or new business initiatives; (uu) impairment of tangible or intangible assets; (vv) litigation or claim judgments or settlements; (ww) non-operating items; (xx) acquisition expenses; (yy) discontinued operations; and (zz) effects of assets sales or divestitures. Any such business criterion or combination of such criteria may apply to the Covered Employee's bonus opportunity in its entirety or to any designed portion or portions of the bonus opportunity, as the Committee may specify.

Article 5.    Bonus Opportunity

        No later than the Determination Date for each Performance Period, the Committee shall establish, in writing, the method for computing the amount of compensation that will be payable under the Plan to each Covered Employee if the Performance Goals established by the Committee for such Performance Period are attained in whole or in part. Such method shall be stated in terms of an objective formula that precludes discretion to increase the amount of the bonus that would otherwise be payable hereunder. The method need not be the same for all Covered Employees. Notwithstanding anything to the contrary contained herein, the Committee may exercise negative discretion (within the meaning of Treasury Regulation § 1.162-27(e)(2)(iii)(A)) with respect to any bonus payable hereunder to reduce any amount that would otherwise be payable hereunder.

Article 6.    Maximum Bonus

        The maximum amount of compensation that may be paid under the Plan to any Covered Employee for any fiscal year shall be $3,000,000.

Article 7.    Certification of Performance Goals and Payment of Bonus

        7.1    Certification by Committee.    As soon as practicable after the close of the Performance Period and prior to the payment of any bonus, the Committee shall review the Company's performance and certify in writing the extent to which the applicable Performance Goals have been achieved.

        7.2    Payment of Bonus After Certification.    Each bonus, to the extent earned, shall be paid in a single lump sum cash payment, less applicable withholding taxes, as soon as practicable following the Committee's certification described in the preceding sentence. Payments under this Plan are intended to qualify as short-term deferrals under Code Section 409A and shall be made no later than the date two and one-half (2 1/2) months following the close of the fiscal year in which such bonus was earned; provided, however, that any payment that is delayed due to an event described in Treasury Regulation § 1.409A-1(b)(4)(ii), shall be paid as soon as practicable. Except as otherwise determined by the Committee, in its sole discretion, a Covered Employee shall not be entitled to payment of a bonus otherwise earned under the Plan if such Covered Employee is not employed by the Company on the payment date for such bonus.

Article 8.    Funding

        The Plan shall be unfunded. The Company shall not be required to segregate any assets to ensure payment of any bonus under the Plan.

Article 9.    Amendment and Termination

        The Company may amend or terminate the Plan at any time; provided, however, that no amendment shall cause any performance-based bonus payable under the Plan not to qualify under Code Section 162(m).

Article 10.    Stockholder Approval

        Payment of any bonus under this Plan shall be contingent upon approval of this Plan by a majority of the stockholders of Generac, including the applicable Performance Goals relating thereto. Unless and until such stockholder approval is obtained, no bonus shall be paid pursuant to this Plan. To the extent necessary for purposes of Code Section 162(m), this Plan shall be resubmitted to stockholders for their reapproval with respect to bonuses payable for the taxable years of Generac commencing on or after the fifth (5th) anniversary of the initial stockholder approval, or at such earlier time required by Code Section 162(m).

Article 11.    Effective Date

        The Plan shall be effective on the date that it is adopted by the Board, contingent on approval of the Plan by Generac's shareholders as set forth in Article 10 above.

Article 12.    Interpretation and Construction

        Any provision of this Plan to the contrary notwithstanding, (a) bonuses under this Plan are intended to qualify as "qualified performance-based compensation" under Treasury Regulation § 1.162-27(e) and (b) any provision of the Plan that would prevent any bonus under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall be disregarded. No provision of the Plan, nor the selection of any Covered Employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any Covered Employee's employment, which shall remain "employment at will" unless an employment agreement between the Company and the Covered Employee provides otherwise. All references in the Plan to sections of the Code or to Treasury Regulations shall be interpreted to include any amendment or successor provisions thereto.

Article 13.    Governing Law

        The terms of this Plan shall be governed by the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

MMMMMMMMMMMM . Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 below and FOR Proposals, 2, 3, 4 and 5: 1. Election of Class II directors: + For Withhold For Withhold For Withhold 01 - Todd A. Adams 02 - Bennett Morgan 03 - Dominick Zarcone For Against Abstain ForAgainst Abstain 2. Approval of the performance measures included in the 2010 Equity Incentive Plan. 3. Approval of the Annual Performance Bonus Plan. 4. Proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017. 5. Advisory vote on the non-binding “say-on-pay” resolution to approve the compensation of our executive officers. OTHER BUSINESS The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, or any adjournment or postponement thereof, the proxies named hereby will have discretionary authority to vote the shares thereby represented in accordance with their best judgment. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 3 2 7 9 4 9 2 02L2KD MMMMMMMMM B A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Generac Holdings Inc. This proxy is solicited by the Board of Directors for the Annual Meeting on June 15, 2017 York A. Ragen, Chief Financial Officer of Generac Holdings Inc., and Raj Kanuru, General Counsel and Secretary of Generac Holdings Inc., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Generac Holdings Inc. to be held on June 15, 2017 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all nominees listed on the reverse side hereof and FOR Proposals 2, 3, 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. (Items to be voted appear on reverse side.)

MMMMMMMMMMMM . Admission Ticket MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on June 14, 2017, the day before the meeting date. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/GNRC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 below and FOR Proposals, 2, 3, 4 and 5: 1. Election of Class II directors: + For Withhold For Withhold For Withhold 01 - Todd A. Adams 02 - Bennett Morgan 03 - Dominick Zarcone For Against Abstain ForAgainst Abstain 2. Approval of the performance measures included in the 2010 Equity Incentive Plan. 3. Approval of the Annual Performance Bonus Plan. 4. Proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017. 5. Advisory vote on the non-binding “say-on-pay” resolution to approve the compensation of our executive officers. OTHER BUSINESS The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, or any adjournment or postponement thereof, the proxies named hereby will have discretionary authority to vote the shares thereby represented in accordance with their best judgment. Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 2 7 9 4 9 1 02L2JD MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. 2017 Annual Meeting Admission Ticket 2017 Annual Meeting of the Stockholders of Generac Holdings Inc. June 15th, 2017, 9:00 AM Local Time Generac corporate headquarters S45 W29290 Hwy. 59, Waukesha, WI 53189 Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Generac Holdings Inc. This proxy is solicited by the Board of Directors for the Annual Meeting on June 15, 2017 York A. Ragen, Chief Financial Officer of Generac Holdings Inc., and Raj Kanuru, General Counsel and Secretary of Generac Holdings Inc., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Generac Holdings Inc. to be held on June 15, 2017 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all nominees listed on the reverse side hereof and FOR Proposals 2, 3, 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. (Items to be voted appear on reverse side.)